Exhibit 1.1

12,500,000 Common Units

ALLIANCE HOLDINGS GP, L.P.

Representing Limited Partner Interests

UNDERWRITING AGREEMENT

April __, 2006

LEHMAN BROTHERS INC.

As Representative of the several Underwriters

c/o Lehman Brothers Inc.

745 Seventh Avenue

New York, New York 10019

Ladies and Gentlemen:

Alliance Holdings GP, L.P., a Delaware limited partnership (the “Partnership”), proposes to sell 12,500,000 common units (the “Firm Units”), representing limited partner interests in the Partnership (the “Common Units”). In addition, the Partnership proposes to grant to the underwriters named in Schedule I hereto (the “Underwriters”) an option to purchase up to 1,875,000 additional Common Units on the terms and for the purposes set forth in Section 2 (the “Option Units”). The Firm Units and the Option Units, if purchased, are hereinafter collectively called the “Units.”

This is to confirm the agreement among the Partnership and Alliance GP, LLC, a Delaware limited liability company and the general partner of the Partnership (the “General Partner,” and together with the Partnership, the “Alliance Parties”), and the Underwriters concerning the purchase of the Units from the Partnership by the Underwriters.

A. It is understood and agreed to by all parties hereto that the Partnership was initially formed to acquire and own, as of each Delivery Date (as defined in Section 4 hereof):

(i) a 0.99% general partner interest in Alliance Resource Partners, L.P., a publicly traded Delaware limited partnership (“ARLP”), a 1.0001% general partner interest in Alliance Resource Operating Partners, L.P., a Delaware limited partnership (the “Intermediate Partnership”), and a 0.001% managing interest in Alliance Coal, LLC, a Delaware limited liability company (the “Operating Company”), all of the foregoing indirectly held through a 100% ownership interest in Alliance Resource Management GP, LLC, a Delaware limited liability company and the managing general partner of ARLP (“MGP”);

(ii) 15,550,628 common units of ARLP; and

(iii) the incentive distribution rights in ARLP, held indirectly through a 100% ownership interest in MGP;

each as more particularly described in the Preliminary Prospectus and the Prospectus and as acquired pursuant to the Contribution Agreement (as such terms are hereinafter defined).

B. It is further understood and agreed to by all parties hereto that as of the date hereof:

(i) Alliance Management Holdings, LLC, a Delaware limited liability company (“AMH”), owns (a) a 25.9% interest in MGP and (b) 19,522 common units of ARLP;

(ii) AMH II, LLC, a Delaware limited liability company (“AMH II”), owns (a) a 74.1% interest in MGP and (b) 220,484 common units of ARLP;

(iii) MGP owns (a) a 0.99% general partner interest in ARLP and serves as its managing general partner, (b) all of the incentive distribution rights in ARLP, (c) a 1.0001% general partner interest in the Intermediate Partnership, and serves as its managing general partner, and (d) a 0.001% managing interest in the Operating Company and serves as its managing member;

(iv) Alliance Resource GP, LLC, a Delaware limited liability company (“SGP”), owns 15,310,622 common units of ARLP, and serves as the special general partner of each of ARLP and the Intermediate Partnership; and

(v) The Operating Company is the sole member of or stockholder in each subsidiary listed on Schedule II hereto (each such entity listed on Schedule II, an “Alliance Subsidiary,” and collectively, the “Alliance Subsidiaries”).

ARLP, MGP, SGP, the Intermediate Partnership, the Operating Company and the Alliance Subsidiaries are collectively referred to herein as the “Alliance MLP Parties.”

C. Prior to the execution hereof:

(i) Joseph W. Craft III (“Craft”) formed a Delaware limited liability company named C-Holdings, LLC (“C-Holdings”) to which he contributed $1,000 in exchange for all of the interest in C-Holdings;

(ii) C-Holdings formed the General Partner to which it contributed $1,000 in exchange for all of the interest in the General Partner; and

(iii) C-Holdings and the General Partner formed the Partnership and the General Partner contributed $0.05 thereto in exchange for a 0.005% general partner interest therein and Craft contributed $999.95 thereto in exchange for a 99.995% limited partner interest therein.

D. On April 14, 2006, the Partnership, the General Partner, AMH, AMH II, SGP, MGP and ARM GP Holdings, Inc. entered into a Contribution Agreement (the “Contribution Agreement”) pursuant to which the following transactions will occur prior to the Initial Delivery Date (as hereinafter defined):

(i) AMH II will convey a 0.001% limited liability company interest in MGP to ARM GP Holdings, Inc. as a capital contribution;

(ii) AMH will contribute its 25.9% interest in MGP and 19,522 ARLP common units to the Partnership in exchange for [7,256,904] common units in the Partnership and cash equal to the AMH IPO Proceeds (as defined in the Contribution Agreement);

(iii) AMH II will contribute its remaining interest in MGP, its interest in ARM GP Holdings, Inc. and 220,484 ARLP common units to the Partnership in exchange for [20,967,818] common units in the Partnership and cash equal to the AMH II IPO Proceeds (as defined in the Contribution Agreement);

(iv) SGP will contribute 15,310,622 ARLP common units to the Partnership in exchange for [19,138,278] common units in the Partnership;

(v) MGP will distribute its 0.001% limited liability company managing member interest in Alliance Coal to the Partnership and ARM GP Holdings, Inc. in proportion to their respective ownership interest in MGP; and

(vi) ARM GP Holdings, Inc. will distribute all of its limited liability company managing member interest in Alliance Coal to the Partnership.

The transactions contemplated by the Contribution Agreement are referred to herein as the “Transactions.”

E. It is further understood and agreed to by the parties hereto that the following additional transactions will occur substantially contemporaneously with the Initial Delivery Date:

(i) The Partnership shall have amended and restated its agreement of limited partnership (as so amended and restated, the “Partnership Agreement”) to conform to the description thereof set forth in the Prospectus under the caption “Description of Our Partnership Agreement”;

(ii) The General Partner shall have amended and restated its limited liability company agreement (as so amended and restated, the “GP LLC Agreement”);

(iii) The Partnership, the General Partner, ARLP, MGP and the Operating Company shall have entered into an Administrative Services Agreement (the “Administrative Services Agreement”) consistent with the description thereof set forth in the Prospectus under the caption “Certain Relationships and Related Party Transactions—Administrative Services Agreement”;

(iv) The Partnership and the General Partner shall have become party to the existing Omnibus Agreement (the “Omnibus Agreement”) currently among ARLP, MGP and their respective affiliates, consistent with the description thereof set forth in the Prospectus under the caption “Certain Relationships and Related Party Transactions—Omnibus Agreement;” and

(v) The Partnership shall enter into a $5 million credit facility (the “Credit Facility”) with C-Holdings that provides for [Insert description of Credit Facility].

The “Transaction Documents” shall mean the Contribution Agreement, the Administrative Agreement, the Omnibus Agreement and the Credit Facility. The “Organizational Documents” shall mean the Partnership Agreement, the GP LLC Agreement, the MGP LLC Agreement, the SGP LLC Agreement and the ARLP Partnership Agreement. The “Operative Agreements” shall mean the Transaction Documents and the Organizational Documents collectively.

F. Within 30 days after the Initial Delivery Date:

(i) AMH and AMH II will dissolve and distribute the interests in the Partnership and the cash they have to their owners (the “Management Investors”) in proportion to their respective ownership interests; and

(ii) Pursuant to a certain Purchase and Exchange Agreement (the “Purchase and Exchange Agreement”) to be entered into by the parties thereto, the owners of all the stock of Alliance Resource Holdings II, Inc. (“ARH II”), other than Craft, will have a portion of their shares redeemed by ARH II in exchange for $[            ] million in cash and such owners will sell the balance of their shares to Craft in exchange for [            ] Common Units of the Partnership.

The Alliance Parties wish to confirm as follows their agreement with you in connection with the purchase of the Units from the Partnership by the Underwriters.

1. Representations, Warranties and Agreements of the Alliance Parties. The Alliance Parties jointly and severally represent, warrant and agree that:

(a) Registration; Definitions; No Stop Order. A registration statement (Registration No. 333-129883) on Form S-1 relating to the Units has (i) been prepared by the Partnership in conformity with the requirements of the Securities Act of 1933, as amended (the “Securities Act”), and the rules and regulations (the “Rules and Regulations”) of the Securities and Exchange Commission (the “Commission”) thereunder; (ii) been filed with the Commission under the Securities Act; and (iii) become effective under the Securities Act. Copies of such registration statement and any amendment thereto have been delivered by the Partnership to you as the representative of the Underwriters (the “Representative”). As used in this Agreement:

(i) “Applicable Time” means [        :        [a][p].m.] (New York City time) on the date of this Agreement;

(ii) “Effective Date” means each date and time as of which such registration statement, any post-effective amendment or amendments thereto and any registration statement or amendments thereto filed pursuant to Rule 462(b) relating to the offering of the Units was or is declared effective by the Commission;

(iii) “Issuer Free Writing Prospectus” means each “free writing prospectus” (as defined in Rule 405 of the Rules and Regulations) prepared by or on behalf of the Partnership or used or referred to by the Partnership in connection with the offering of the Units;

(iv) “Preliminary Prospectus” means any preliminary prospectus relating to the Units included in such registration statement or filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations;

(v) “Pricing Disclosure Package” means, as of the Applicable Time, the most recent Preliminary Prospectus, together with each Issuer Free Writing Prospectus filed with the Commission by the Partnership on or before the Applicable Time;

(vi) “Prospectus” means the final prospectus relating to the Units, as filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations; and

(vii) “Registration Statement” means such registration statement, as amended as of the Effective Date, including any Preliminary Prospectus or the Prospectus and all exhibits to such registration statement.

Any reference to the “most recent Preliminary Prospectus” shall be deemed to refer to the latest Preliminary Prospectus included in the Registration Statement or filed pursuant to Rule 424(b) on or prior to the date hereof. The Commission has not issued any order preventing or suspending the use of any Preliminary Prospectus or the Prospectus or suspending the effectiveness of the Registration Statement, and no proceeding or examination for such purpose has been instituted or, to the knowledge of the Alliance Parties, threatened by the Commission.

(b) Partnership Not an “Ineligible Issuer.” The Partnership was not at the time of initial filing of the Registration Statement and at the earliest time thereafter that the Partnership or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) of the Rules and Regulations) of the Units, is not on the date hereof and will not be on the applicable Delivery Date, an “ineligible issuer” (as defined in Rule 405).

(c) Registration Statement and Prospectus Conform to the Requirements of the Securities Act. The Registration Statement conformed when filed and will conform in all material respects on the Effective Date and on the applicable Delivery Date, and any amendment to the Registration Statement filed after the date hereof will conform in all material respects when filed, to the requirements of the Securities Act and the Rules and Regulations. The Preliminary Prospectus conformed when filed, and the Prospectus will conform, in all material respects when filed with the Commission pursuant to Rule 424(b) and on the applicable Delivery Date, to the requirements of the Securities Act and the Rules and Regulations.

(d) No Material Misstatements or Omissions in Registration Statement. The Registration Statement did not, as of the Effective Date, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided that no representation or warranty is made as to information contained in or omitted from the Registration Statement in reliance upon and in conformity with written information furnished to the Partnership through the Representative by or on behalf of any Underwriter specifically for inclusion therein, which information is specified in Section 7(e).

(e) No Material Misstatements or Omissions in Prospectus. The Prospectus will not, as of its date and on the applicable Delivery Date, contain an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that no representation or warranty is made as to information contained in or omitted from the Prospectus in reliance upon and in conformity with written information furnished to the Partnership through the Representative by or on behalf of any Underwriter specifically for inclusion therein, which information is specified in Section 7(e).

(f) No Material Misstatements or Omissions in Pricing Disclosure Package. The Pricing Disclosure Package did not, as of the Applicable Time, contain an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that no representation or warranty is made as to information contained in or omitted from the Pricing Disclosure Package in reliance upon and in conformity with written information furnished to the Partnership through the Representative by or on behalf of any Underwriter specifically for inclusion therein, which information is specified in Section 7(e).

(g) No Material Misstatements or Omissions in Issuer Free Writing Prospectuses. Each Issuer Free Writing Prospectus (including, without limitation, any road show that is a free writing prospectus under Rule 433), when considered together with the Pricing Disclosure Package as of the Applicable Time, did not contain an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(h) Issuer Free Writing Prospectuses Conform to the Requirements of the Securities Act. Each Issuer Free Writing Prospectus, if any, conformed or will conform in all material respects to the requirements of the Securities Act and the Rules and Regulations on the date of first use, and the Partnership has complied with all prospectus delivery requirements, any filing requirements and any record keeping requirements applicable to such Issuer Free Writing Prospectus pursuant to the Rules and Regulations. The Partnership has not made any offer relating to the Units that would constitute an Issuer Free Writing Prospectus without the prior written consent of the Representative. The Partnership has retained in accordance with the Rules and Regulations all Issuer Free Writing Prospectuses that were not required to be filed pursuant to the Rules and Regulations. The Partnership has taken all actions necessary so that any “road show” (as defined in Rule 433 of the Rules and Regulations) in connection with the offering of the Units will not be required to be filed pursuant to the Rules and Regulations.

(i) Formation and Qualification. Each of the Alliance Parties and the Alliance MLP Parties has been duly formed and is validly existing and is in good standing as a limited partnership, limited liability company or corporation, as applicable, under the laws of the state of Delaware and is duly qualified to do business and in good standing as a foreign limited partnership, foreign limited liability company or corporation, as applicable, in each jurisdiction in which its ownership or lease of property or the conduct of its business requires such qualification, except where the failure to be so qualified or in good standing would not (i) in the aggregate, reasonably be expected to have a material adverse effect on the condition (financial or otherwise), results of operations, properties, business or prospects of the Partnership and its subsidiaries (as herein after defined) taken as a whole (a “Material Adverse Effect”), or (ii) subject the limited partners of the applicable limited partnership to any material liability or disability; each of the Alliance Parties and the Alliance MLP Parties has all power and authority necessary to own or hold its properties and to conduct the businesses in which it is engaged.

(j) Power and Authority to Act as a General Partner. The General Partner has, and as of each Delivery Date will have, full limited liability company power and authority to act as general partner of the Partnership in all material respects as described in the Registration Statement and Prospectus.

(k) Ownership of the General Partner. C-Holdings, LLC, a Delaware limited liability company (“C-Holdings”), owns 100% of the issued and outstanding membership interests in and is the sole member of the General Partner; such membership interests have been duly authorized and validly issued in accordance with the GP LLC Agreement and are fully paid (to the extent required by the GP LLC Agreement) and nonassessable (except as such nonassessability may be affected by matters described in Section 18-607 of the Delaware Limited Liability Company Act (the “Delaware LLC Act”)); and C-Holdings owns such membership interests free and clear of all liens, encumbrances, security interests, charges or claims.

(l) Ownership of the General Partner Interest in the Partnership. At each Delivery Date, the General Partner will be the sole general partner of the Partnership and will have a non-economic interest in the Partnership; such general partner interest will be duly authorized and validly issued in accordance with the Partnership Agreement, and the General Partner will own such general partner interest free and clear of all liens, encumbrances, security interests, charges or claims.

(m) Ownership of the Management Units. At the Initial Delivery Date, after giving effect to the Transactions and this offering of Units, AMH will own [7,256,904] Common Units (the “AMH Units”); AMH II will own [20,967,818] Common Units (the “AMH II Units”); and SGP will own [19,138,278] Common Units (the “SGP Units,” and, collectively with the AMH Units and the AMH II Units, the “Management Units”) of the Partnership. Such limited partner interests will be duly authorized and validly issued in accordance with the Partnership Agreement, and AMH, AMH II and SGP will own their respective limited partner interests free and clear of all liens, encumbrances, security interests, charges or claims.

(n) Ownership of MGP by the Partnership. At each Delivery Date, the Partnership will be the sole member of MGP and will own 100% of the issued and outstanding membership interests in MGP; such membership interests have been duly authorized and validly issued in accordance with the limited liability company agreement of MGP (the “MGP LLC Agreement”), and are fully paid (to the extent required under the MGP LLC Agreement) and nonassessable (except as such nonassessability may be affected by matters described in Section 18-607 of the Delaware LLC Act); and the Partnership owns such membership interests free and clear of all liens, encumbrances, security interests, charges or claims.

(o) Ownership of the General Partner Interests in ARLP. MGP and SGP are the only general partners of ARLP with 0.99% and 0.01% general partner interests, respectively, in ARLP; such general partner interests have been duly authorized and validly issued in accordance with the Partnership Agreement; and MGP and SGP own such general partner interests free and clear of all liens, encumbrances, security interests, charges or claims.

(p) Ownership of ARLP Common Units by the Partnership. At each Delivery Date, the Partnership will own 15,550,628 ARLP common units representing limited partner interests in ARLP; such limited partner interests have been duly authorized and validly issued in accordance with the Limited Partnership Agreement of ARLP, as amended to date (the “ARLP Partnership Agreement”) and are fully paid (to the extent required under the ARLP Partnership Agreement) and nonassessable (except as such nonassessability may be affected by matters described in Section 17-607 of the Delaware LP Act); and the Partnership will own such limited partner interests free and clear of all liens, encumbrances, security interests, charges or claims.

(q) Ownership of the General Partner Interests in the Intermediate Partnership. MGP and SGP are the only general partners of the Intermediate Partnership with 1.0001% and 0.01% general partner interests, respectively, in the Intermediate Partnership; such general partner interests have been duly authorized and validly issued in accordance with the Agreement of Limited Partnership of the Intermediate Partnership, as amended to date (the “Intermediate Partnership Agreement”); and MGP and SGP own such general partner interests free and clear of all liens, encumbrances, security interests, charges or claims.

(r) Ownership of the Limited Partner Interests in the Intermediate Partnership. ARLP is the sole limited partner of the Intermediate Partnership with a 98.9899% limited partner interest; such limited partner interest has been duly authorized and validly issued in accordance with the Intermediate Partnership Agreement and is fully paid (to the extent required under the Intermediate Partnership Agreement) and nonassessable (except as such nonassessability may be affected by matters described in Section 17-607 of the Delaware LP Act); and ARLP owns such limited partner interest free and clear of all liens, encumbrances, security interests, charges or claims.

(s) Ownership of the Managing Interest in the Operating Company. MGP is the sole manager of the Operating Company with a 0.001% managing interest in the Operating Company; such managing interest has been duly authorized and validly issued in accordance with the Limited Liability Company Agreement of the Operating Company, as amended to date (the “Operating Company LLC Agreement”) and is fully paid (to the extent required under the Operating Company LLC Agreement) and nonassessable (except as such nonassessability may be affected by matters described in Section 18-607 of the Delaware LLC Act); and MGP owns such managing interest free and clear of all liens, encumbrances, security interests, charges or claims.

(t) Ownership of the Non-Managing Interest in the Operating Company. The Intermediate Partnership owns a 99.999% non-managing interest in the Operating Company; such non-managing interest has been duly authorized and validly issued in accordance with the Operating Company LLC Agreement and is fully paid (to the extent required under the Operating Company LLC Agreement) and nonassessable (except as such nonassessability may be affected by Section 18 607 of the Delaware LLC Act); and the Intermediate Partnership owns such non-managing interest free and clear of all liens, encumbrances, security interests, charges or claims.

(u) Ownership of the Alliance Subsidiaries. The Operating Company owns 100% of the outstanding capital stock or membership interests, as the case may be, in each of the Alliance Subsidiaries; such stock or membership interests have been duly authorized and validly issued in accordance with the applicable certificate of incorporation and bylaws or certificate of formation and limited liability company agreement of each of the Alliance Subsidiaries (collectively, the “Subsidiary Organizational Agreements”), and are fully paid (to the extent required under the applicable Subsidiary Organizational Agreement) and nonassessable (except as such nonassessability may be affected by Section 18-607 of the Delaware LLC Act); and the Operating Company owns such stock or membership interests free and clear of all liens, encumbrances, security interests, charges or claims.

(v) No Other Subsidiaries. The General Partner does not have any subsidiaries (other than the Partnership) which, individually or considered as a whole, would be deemed to be a significant subsidiary (as such term is defined in Section 1-02(w) of Regulation S-X of the Securities Act). The Partnership does not have any subsidiaries (other than MGP, ARLP and the Operating Company) which, individually or considered as a whole, would be deemed to be a significant subsidiary (as such term is defined in Section 1-02(w) of Regulation S-X of the Securities Act).

(w) Capitalization. At the Initial Delivery Date, after giving effect to the Offering, the issued and outstanding Common Units of the Partnership will consist of [59,863,000] Common Units (including [47,363,000] Management Units). Other than the Management Units, the Units will be the only limited partner interests of the Partnership issued or outstanding at each Delivery Date.

(x) Valid Issuance of the Units. At the Initial Delivery Date, there will be issued and sold to the Underwriters the Firm Units (assuming no purchase by the Underwriters of Option Units on the Initial Delivery Date); at the Initial Delivery Date or the Option Unit Delivery Date (as defined in Section 4 hereof), as the case may be, the Firm Units or the Option Units, as the case may be, and the limited partners interests represented thereby, will be duly and validly authorized in accordance with the Partnership Agreement and, when issued and delivered to the Underwriters against payment therefor in accordance with this Agreement, will be duly and validly issued, fully paid (to the extent required under the Partnership Agreement) and nonassessable (except as such nonassessability may be affected by matters described in Section 17-607 of the Delaware Revised Uniform Limited Partnership Act (the “Delaware LP Act”)).

(y) No Preemptive Rights, Registration Rights or Options. Except as identified in the most recent Preliminary Prospectus, there are no (i) preemptive rights or other rights to subscribe for or to purchase, nor any restriction upon the voting or transfer of any equity securities of, either of the Alliance Parties or MGP or (ii) outstanding options or warrants to purchase any securities of either of the Alliance Parties or MGP. Except for such rights that have been waived or as described in the most recent Preliminary Prospectus, neither the filing of the Registration Statement nor the offering or sale of the Units as contemplated by this Agreement gives rise to any rights for or relating to the registration of any Units or other securities of the Alliance Parties or MGP.

(z) Authority and Authorization. The Partnership has all requisite partnership power and authority to issue, sell and deliver (i) the Units, in accordance with and upon the terms and conditions set forth in this Agreement and the Partnership Agreement and (ii) the Management Units, in accordance with an upon the terms and conditions set forth in the Partnership Agreement and the Contribution Agreement. At each Delivery Date, all corporate, partnership and limited liability company action, as the case may be, required to be taken by any of the Alliance Parties or the Alliance MLP Parties or any of their respective unitholders, stockholders, members or partners for the authorization, issuance, sale and delivery of the Units and the Management Units, the execution and delivery of the Operative Agreements and the consummation of the transactions (including the Transactions) contemplated by this Agreement and the Operative Agreements, shall have been validly taken.

(aa) Authorization, Execution and Delivery of this Agreement. This Agreement has been duly authorized and validly executed and delivered by each of the Alliance Parties.

(bb) Authorization, Execution, Delivery and Enforceability of Certain Agreements. At or before the Initial Delivery Date:

(i) The Transaction Documents will have been duly authorized, executed and delivered by the parties thereto and each will be a valid and legally binding agreement of the parties thereto, enforceable against such parties in accordance with its terms;

(ii) the Partnership Agreement will have been duly authorized, executed and delivered by the General Partner and will be a valid and legally binding agreement of the General Partner, enforceable against the General Partner in accordance with its terms; and

(iii) the GP LLC Agreement will have been duly authorized, executed and delivered by C-Holdings and will be a valid and legally binding agreement of C-Holdings, enforceable against C-Holdings in accordance with its terms;

provided that, with respect to each agreement described in this Section 1(bb), the enforceability thereof may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws relating to or affecting creditors’ rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law); provided further; that the indemnity, contribution and exoneration provisions contained in any of such agreements may be limited by applicable laws and public policy.

(cc) Authorization, Execution and Enforceability of Certain ARLP Agreements. As of each Delivery Date:

(i) The MGP LLC Agreement has been duly authorized, executed and delivered by the Partnership as the sole member of MGP, and is a valid and legally binding agreement of the Partnership, enforceable against the Partnership in accordance with its terms;

(ii) the ARLP Partnership Agreement has been duly authorized, executed and delivered by MGP and SGP and is a valid and legally binding agreement of MGP and SGP, enforceable against MGP and SGP in accordance with its terms;

(iii) the Intermediate Partnership Agreement has been duly authorized, executed and delivered by ARLP as the limited partner and by SGP and MGP as the general partners, and is a valid and legally binding agreement of each of them, enforceable against them in accordance with its terms;

(iv) the Operating Company LLC Agreement has been duly authorized, executed and delivered by each of the Intermediate Partnership and the MGP and is a valid and legally binding agreement of each of them, enforceable against each of them in accordance with its terms;

provided that, with respect to each agreement described in this Section 1(cc), the enforceability thereof may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws relating to or affecting creditors’ rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law); provided further; that the indemnity, contribution and exoneration provisions contained in any of such agreements may be limited by applicable laws and public policy.

(dd) Sufficiency of the Contribution Agreement. The Contribution Agreement will be legally sufficient to transfer or convey to the Partnership all equity interests in ARLP as contemplated by the most recent Preliminary Prospectus and the Prospectus, subject to the conditions, reservations and limitations contained in the Contribution Agreement and those set forth in the most recent Preliminary Prospectus and the Prospectus.

(ee) No Conflicts. None of the (i) offering, issuance or sale by the Partnership of the Units, (ii) the execution, delivery and performance of this Agreement by the Alliance Parties and the Operative Agreements by the Alliance Parties and Alliance MLP Parties that are parties thereto or (iii) the consummation of any other transactions contemplated by this Agreement or the Operative Agreements (including the Transactions) or the fulfillment of the terms hereof or thereof, conflict with or will conflict with, result in a breach or violation of, or a default (or an event that, with notice or lapse of time or both, would constitute such a default) under, or imposition of any lien, charge or encumbrance upon any property or assets of any of the Alliance Parties or the Alliance MLP Parties pursuant to (i) the certificate of limited partnership or agreement of limited partnership, certificate of formation or limited liability company agreement, the charter or bylaws, or any other organizational documents of any of the Alliance Parties or Alliance MLP Parties, (ii) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which any of the Alliance Parties or Alliance MLP Parties is a party or by which any of them are bound or to which any of their respective properties is subject or (iii) any statute, law, rule or regulation, or any judgment, order or decrees of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over any of the Alliance Parties or Alliance MLP Parties or any of their properties or assets, except, in the case of clauses (ii) and (iii), for such conflicts, breaches, violations, defaults, liens, charges or encumbrances as would not, individually or in the aggregate, have a Material Adverse Effect.

(ff) No Defaults. None of the Alliance Parties or the Alliance MLP Parties is in (i) violation of its agreement of limited partnership, limited liability company agreement, certificate of incorporation or bylaws or other organizational documents, or of any law, statute, ordinance, administrative or governmental rule or regulation applicable to it or of any decree of any court or governmental agency or body having jurisdiction over it or (ii) breach, default (or an event which, with notice or lapse of time or both, would constitute such an event) or violation in the performance of any obligation, agreement or condition contained in any bond, debenture, note or any other evidence of indebtedness or in any agreement, indenture, lease or other instrument to which it is a party or by which it or any of its properties may be bound, which breach, default or violation would, if continued, have a Material Adverse Effect or could materially impair the ability of any of the Alliance Parties to perform their obligations under this Agreement.

(gg) No Consents. No permit, consent, approval, authorization, order, registration, filing or qualification of or with any court, governmental agency or body is required in connection with the execution and delivery of, or the consummation by the Alliance Parties of the Transactions contemplated by, this Agreement except for (i) such permits, consents, approvals and similar authorizations required under the Securities Act, the Exchange Act and state securities or “Blue Sky” laws, (ii) such consents that have been, or prior to the Delivery Date will be, obtained, (iii) such consents that, if not obtained, would not have a Material Adverse Effect and (iv) as disclosed in the most recent Preliminary Prospectus.

(hh) Conformity of Units to Description in the most recent Preliminary Prospectus and Prospectus. The Units, when issued and delivered in accordance with the terms of the Partnership Agreement and this Agreement against payment therefor as provided therein and herein, will conform in all material respects to the description thereof contained in the most recent Preliminary Prospectus and Prospectus.

(ii) No Integration. The Partnership has not sold or issued any securities that would be integrated with the offering of the Units contemplated by this Agreement pursuant to the Securities Act, the Rules and Regulations or the interpretations thereof by the Commission.

(jj) No Material Adverse Change. None of the Alliance Parties or the Alliance MLP Parties has sustained, since the date of the latest audited financial statements included in the most recent Preliminary Prospectus, any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, and since such date, there has not been any change in the capitalization or long-term debt of any of the Alliance Parties or the Alliance MLP Parties or any material adverse change, or any development involving a prospective adverse change, in or affecting the condition (financial or otherwise), results of operations, unitholders’ equity, properties, management, business or prospects of any of the Alliance Parties or the Alliance MLP Parties taken as a whole, in each case except as would not, in the aggregate, reasonably be expected to have a Material Adverse Effect. Since the date of the latest audited financial statements included in the Prospectus, none of the Alliance Parties or the Alliance MLP Parties has incurred any liability or obligation, direct, indirect or contingent, or entered into any transactions, not in the ordinary course of business, that, individually or in the aggregate, is material to the Alliance Parties or the Alliance MLP Parties, taken as a whole, otherwise than as set forth or contemplated in the Prospectus.

(kk) Conduct of Business. Since the date as of which information is given in the most recent Preliminary Prospectus, none of the Alliance Parties or the Alliance MLP Parties have (i) incurred any liability or obligation, direct or contingent, other than liabilities and obligations that were incurred in the ordinary course of business, (ii) entered into any material transaction not in the ordinary course of business or (iii) declared, paid or made any dividend or distribution on any class of security.

(ll) Financial Statements. The historical financial statements (including the related notes and supporting schedules) included in the most recent Preliminary Prospectus (or any amendment or supplement thereto) comply as to form in all material respects with the requirements of Regulation S-X under the Securities Act and present fairly in all material respects the financial condition, results of operations and cash flows of the entities purported to be shown thereby at the dates and for the periods indicated and have been prepared in conformity with accounting principles generally accepted in the United States applied on a consistent basis throughout the periods involved. The summary historical and pro forma financial and operating data included in the most recent Preliminary Prospectus (and any amendment or supplement thereto) under the caption “Summary—Summary Historical and Pro Forma Financial and Operating Data” and the selected historical and pro forma financial and operating data set forth under the caption “Selected Historical and Pro Forma Financial and Operating Data” is accurately presented in all material respects and prepared on a basis consistent with the audited and unaudited historical financial statements and pro forma financial statements, as applicable, from which it has been derived.

(mm) Pro Forma Financial Statements. The pro forma financial statements included in the most recent Preliminary Prospectus (and any amendment or supplement thereto) comply as to form in all material respects with the applicable requirements of Regulation S-X and have been prepared in accordance with the Commission’s rules and guidelines with respect to pro forma financial statements and have been properly computed on the bases described therein. The assumptions used in the preparation of such pro forma financial statements are reasonable and the adjustments used therein are appropriate to give effect to the transactions or circumstances referred to therein. The other historical financial and statistical information and data included in the most recent Preliminary Prospectus are, in all material respects, fairly presented.

(nn) Statistical and Market-Related Data. The statistical and market-related data included under the captions “Alliance Resource Partners, L.P.,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Business of Alliance Resource Partners, L.P.” in the most recent Preliminary Prospectus and the consolidated financial statements of the Partnership, the General Partner and MGP and their respective subsidiaries included in the most recent Preliminary Prospectus are based on or derived from sources that the Alliance Parties believe to be reliable and accurate in all material respects.

(oo) Independent Public Accountants. Deloitte & Touche LLP, who have certified certain financial statements of the Partnership, the General Partner and MGP, and their respective consolidated subsidiaries, whose report appears in the most recent Preliminary Prospectus and the Prospectus and who have delivered the initial letter referred to in Section (g)) hereof, are independent public accountants as required by the Securities Act and the Rules and Regulations.

(pp) Title to Properties. At each Delivery Date, each of the Alliance Parties and the Alliance MLP Parties will have good and indefeasible title to all real property and good title to all personal property described in the most recent Preliminary Prospectus as being owned by them, except (i) as described in the most recent Preliminary Prospectus and (ii) such as do not materially interfere with the use of such properties taken as a whole as they have been used in the past and are proposed to be used in the future as described in the most recent Preliminary Prospectus; and all real property and buildings held under lease or license by the Alliance Parties and the Alliance MLP Parties are held by them under valid and subsisting and enforceable leases or licenses with such exceptions as do not materially interfere with the use of such properties taken as a whole as they have been used in the past and are proposed to be used in the future as described in the most recent Preliminary Prospectus. For purposes of this Underwriting Agreement, the phrase “good and indefeasible title” to all real property shall mean, with respect to any real property interest, and subject to the terms, conditions, and provisions contained in the realty deeds and leases creating such real property interest, that the ownership, rights, possession and title in the jurisdiction and locale where the real property interest is located, is in each case legally sufficient in all material respects to mine, remove, process and transport coal by the mining methods currently utilized or contemplated by the Alliance MLP Parties applicable to the mining complex where the real property interest is located, and is free and clear of all liens, claims, security interests or other encumbrances excepting (in each case) permitted encumbrances, such title defects, and imperfections, limitations, correlative rights, or appurtenant rights or obligations contained in, arising from or created by the instrument under which any of the Alliance Parties or the Alliance MLP Parties hold title to such real property interest or contained in its chain of title thereto and those that arise under the Amended and Restated Credit Agreement, dated as of April 13, 2006, among Alliance Resource Operating Partners, L.P. as Borrower and the Initial Lenders, Initial Issuing Banks and Swing Line Bank and JP Morgan Chase Bank N.A. (as paying agent) and Citicorp USA, Inc. and JP Morgan Chase Bank, N.A. (as co-administrative agents) and Citigroup Global Markets Inc. and J.P. Morgan Securities Inc. (as joint lead arrangers and joint bookrunners), which do not materially and adversely effect current or intended use or operation of the subject real property interest or which are capable of being routinely addressed, cured, avoided or assumed in the ordinary course of business and land management of the Alliance Parties and the Alliance MLP Parties.

(qq) Rights-of Way. At each Delivery Date, each of the Alliance Parties and Alliance MLP Parties will have such consents, easements, rights-of-way or licenses from any person (“rights-of-way”) as are necessary to conduct their business in the manner described in the most recent Preliminary Prospectus, subject to such qualifications as may be set forth in the most recent Preliminary Prospectus and except for such rights-of-way which, if not obtained, would not have, individually or in the aggregate, a Material Adverse Effect; each of the Alliance Parties and the Alliance MLP Parties has fulfilled and performed all its material obligations with respect to such rights-of-way and no event has occurred which allows, or after notice or lapse of time would allow, revocation or termination thereof or would result in any impairment of the rights of the holder of any such rights-of-way, except for such revocations, terminations and impairments that would not have a Material Adverse Effect; and, except as described in the most recent Preliminary Prospectus, none of such rights-of-way contains any restriction that is materially burdensome to the Alliance Parties or the Alliance MLP Parties considered as a whole.

(rr) Insurance. The Alliance Parties and the Alliance MLP Parties maintain insurance covering their properties, operations, personnel and businesses against such losses and risks as are reasonably adequate to protect them and their businesses in a manner consistent with other businesses similarly situated. None of the Alliance Parties or the Alliance MLP Parties has received notice from any insurer or agent of such insurer that material capital improvements or other material expenditures will have to be made in order to continue such insurance, and all such insurance is outstanding and duly in force on the date hereof and will be outstanding and duly in force on each Delivery Date.

(ss) Investment Company. None of the Alliance Parties or the Alliance MLP Parties is, and as of the applicable Delivery Date and, after giving effect to the offer and sale of the Units and the application of the proceeds therefrom as described under “Use of Proceeds” in the most recent Preliminary Prospectus and the Prospectus, none of them will be, an “investment company” or a company “controlled by” an “investment company” within the meaning of such term under the Investment Company Act of 1940, as amended (the “Investment Company Act”), and the rules and regulations of the Commission thereunder.

(tt) Litigation. Except as described in the most recent Preliminary Prospectus, there is (i) no action, suit or proceeding before or by any court, arbitrator or governmental agency, body or official, domestic or foreign, now pending or, to the knowledge of the Alliance Parties, threatened, to which any of the Alliance Parties or the Alliance MLP Parties is or may be a party or to which the business or property of any of the Alliance Parties or the Alliance MLP Parties is or may be subject, (ii) no statute, rule, regulation or order that has been enacted, adopted or issued by any governmental agency and (iii) no injunction, restraining order or order of any nature issued by a federal or state court or foreign court of competent jurisdiction to which any of the Alliance Parties or the Alliance MLP Parties is or may be subject, that, in the case of clauses (i), (ii) and (iii) above, is reasonably expected to (A) singly or in the aggregate have a Material Adverse Effect, (B) prevent or result in the suspension of the offering and issuance of the Units, or (C) in any manner draw into question the validity of this Agreement.

(uu) Legal Proceedings or Contracts to be Described or Filed. There are no legal or governmental proceedings or contracts or other documents of a character required to be described in the Registration Statement or the most recent Preliminary Prospectus or, in the case of documents, to be filed as exhibits to the Registration Statement, that are not described and filed as required. Statements made in the most recent Preliminary Prospectus under the captions “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Business of Alliance Resource Partners, L.P.” insofar as they purport to constitute summaries of the terms of statutes, rules or regulations, legal or governmental proceedings or contracts and other documents, constitute accurate summaries of the terms of such statutes, rules and regulations, legal and governmental proceedings and contracts and other documents in all material respects.

(vv) Certain Relationships and Related Transactions. Except as described in the most recent Preliminary Prospectus, no relationship, direct or indirect, exists between or among any of the Alliance Parties or the Alliance MLP Parties, on the one hand, and the directors, officers, unitholders, customers or suppliers of any of the Alliance Parties or the Alliance MLP Parties, on the other hand, that is required to be described in the most recent Preliminary Prospectus or the Prospectus which is not so described.

(ww) No Labor Dispute. No labor disturbance by the employees of any of the Alliance Parties or the Alliance MLP Parties exists or, to the knowledge of the Alliance Parties, is imminent that could reasonably be expected to have a Material Adverse Effect.

(xx) ERISA. (i) Each “employee benefit plan” (within the meaning of Section 3(3) of the Employee Retirement Security Act of 1974, as amended (“ERISA”)) for which any of the Alliance Parties or the Alliance MLP Parties or any member of the “Controlled Group” (defined as any organization which is a member of a controlled group of corporations within the meaning of Section 414 of the Internal Revenue Code of 1986, as amended (the “Code”)) of any of the Alliance Parties or the Alliance MLP Parties would have any liability (each a “Plan”) has been maintained in material compliance with its terms and with the material requirements of all applicable statutes, rules and regulations including ERISA and the Code; (ii) with respect to each Plan subject to Title IV of ERISA (a) no “reportable event” (within the meaning of Section 4043(c) of ERISA) has occurred or is reasonably expected to occur, (b) no “accumulated funding deficiency” (within the meaning of Section 302 of ERISA or Section 412 of the Code), whether or not waived, has occurred or is reasonably expected to occur, and (c) none of the Alliance Parties or the Alliance MLP Parties or any member of the Controlled Group of any of the Alliance Parties or the Alliance MLP Parties has incurred, or reasonably expects to incur, any liability under Title IV of ERISA (other than contributions to the Plan or premiums to the PBGC in the ordinary course and without default) in respect of a Plan (including a “multiemployer plan,” within the meaning of Section 4001(a)(3) of ERISA); and (iii) each Plan that is intended to be qualified under Section 401(a) of the Code has received a favorable determination letter from the Internal Revenue Service that it is so qualified in form and nothing has occurred, whether by action or by failure to act, which could reasonably be expected to cause the loss of such qualification.

(yy) Tax Returns. Each of the Alliance Parties and Alliance MLP Parties has filed all material federal, state, local and foreign income and franchise tax returns required to be filed through the date hereof, subject to permitted extensions, and have paid all taxes due thereon, and no tax deficiency has been determined adversely to any of the Alliance Parties or the Alliance MLP Parties, nor do any of the Alliance Parties have any knowledge of any tax deficiencies that could, in the aggregate, reasonably be expected to have a Material Adverse Effect.

(zz) Books and Records; Accounting Controls. Each of the Alliance Parties and Alliance MLP Parties (i) makes and keeps books, records and accounts, which, in reasonable detail, accurately and fairly reflect the transactions and dispositions of assets and (ii) maintains systems of internal accounting controls sufficient to provide reasonable assurances that (A) transactions are executed in accordance with management’s general or specific authorization; (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets; (C) access to assets is permitted only in accordance with management’s general or specific authorization; and (D) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(aaa) Disclosure Controls and Procedures. (i) The Partnership has established and maintains disclosure controls and procedures (as such term is defined in Rule 13a-15 under the Exchange Act), (ii) such disclosure controls and procedures are designed to ensure that the information required to be disclosed by the Partnership in the reports they file or will file or submit under the Securities Exchange Act of 1934, as amended, as applicable, is accumulated and communicated to management of the Partnership, including their respective principal executive officers and principal financial officers, as appropriate, to allow timely decisions regarding required disclosure to be made and (iii) such disclosure controls and procedures are effective in all material respects to perform the functions for which they were established.

(bbb) No Changes in Internal Controls. Since the date of the most recent balance sheet of MGP and its consolidated subsidiaries reviewed or audited by Deloitte & Touche LLP and the audit committee of the board of directors of MGP, (i) none of the Alliance Parties or the Alliance MLP Parties has been advised of (A) any significant deficiencies in the design or operation of internal controls that could adversely affect the ability of any such entities to record, process, summarize and report financial data, or any material weaknesses in internal controls or (B) any fraud, whether or not material, that involves management or other employees who have a significant role in the internal controls of any such entity, and (ii) since that date, there have been no significant changes in internal controls or in other factors that could significantly affect internal controls, including any corrective actions with regard to significant deficiencies and material weaknesses.

(ccc) Sarbanes-Oxley Act of 2002. Except as described in the most recent Preliminary Prospectus, there is and has been no failure on the part of any of the Alliance Parties or the Alliance MLP Parties or any of their respective directors or officers, in their capacities as such, to comply with the provisions of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith.

(ddd) Permits. Each of the Alliance Parties and Alliance MLP Parties has such permits, consents, licenses, franchises, certificates and authorizations of governmental or regulatory authorities (“Permits”) as are necessary to own its properties and to conduct its business in the manner described in the most recent Preliminary Prospectus, subject to such qualifications as may be set forth in the most recent Preliminary Prospectus and except for such permits which, if not obtained, would not have, individually or in the aggregate, a Material Adverse Effect; each of the Alliance Parties and the Alliance MLP Parties has fulfilled and performed all its material obligations with respect to such permits which are due to have been fulfilled and performed by such date and no event has occurred which allows, or after notice or lapse of time would allow, revocation or termination thereof or results in any impairment of the rights of the holder of any such permit, except for such revocations, terminations and impairments that would not have a Material Adverse Effect; and, except as described in the most recent Preliminary Prospectus, none of such permits contains any restriction that is materially burdensome to the Alliance Parties and the Alliance MLP Parties considered as a whole.

(eee) Environmental Compliance. Each of the Alliance Parties and the Alliance MLP Parties (i) is in compliance with any and all applicable federal, state and local laws and regulations relating to the protection of human health and safety and the environment or imposing liability or standards of conduct concerning any Hazardous Materials (as defined below) (“Environmental Laws”), (ii) has received all permits required of them under applicable Environmental Laws to conduct their respective businesses, (iii) is in compliance with all terms and conditions of any such permits and (iv) does not have any liability in connection with the release into the environment of any Hazardous Material, except where such noncompliance with Environmental Laws, failure to receive required permits, failure to comply with the terms and conditions of such permits or liability in connection with such releases would not, individually or in the aggregate, have a Material Adverse Effect. The term “Hazardous Material” means (A) any “hazardous substance” as defined in the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, (B) any “hazardous waste” as defined in the Resource Conservation and Recovery Act, as amended, (C) any petroleum or petroleum product, (D) any polychlorinated biphenyl and (E) any pollutant or contaminant or hazardous, dangerous or toxic chemical, material, waste or substance regulated under or within the meaning of any other Environmental Law.

(fff) Directed Units Sales. None of the Directed Units distributed in connection with the Directed Unit Program (each as defined in Section 3) will be offered or sold outside of the United States. The Partnership has not offered, or caused Lehman Brothers Inc. to offer, Units to any person pursuant to the Directed Unit Program with the specific intent to unlawfully influence (i) a customer or supplier of any of the Alliance Parties or the Alliance MLP Parties to alter the customer’s or supplier’s level or type of business with any such entity or (ii) a trade journalist or publication to write or publish favorable information about any of the Alliance Parties or the Alliance MLP Parties, or their respective businesses or products.

(ggg) No Distribution of Other Offering Materials. None of the Alliance Parties or the Alliance MLP Parties has distributed and, prior to the later to occur of any Delivery Date and completion of the distribution of the Units, will distribute any offering material in connection with the offering and sale of the Units other than any Preliminary Prospectus, the Prospectus, any Issuer Free Writing Prospectus to which the Representative has consented in accordance with Section 1(h) or 5(a)(v) or as set forth on Schedule [    ] hereto and, in connection with the Directed Unit Program described in Section 3, the enrollment materials prepared by Lehman Brothers Inc.

(hhh) Market Stabilization. The Partnership has not taken and will not take, directly or indirectly, any action designed to or that has constituted or that could reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Partnership or ARLP to facilitate the sale or resale of the Units.

(iii) Inclusion in the NASDAQ National Market. The Units have been approved for quotation on The NASDAQ National Market, subject to official notice of issuance.

Any certificate signed by any officer of the Alliance Parties and delivered to the Representative or counsel for the Underwriters in connection with the offering of the Units shall be deemed a representation and warranty by such entity, as to matters covered thereby, to each Underwriter.

2. Purchase of the Units by the Underwriters. On the basis of the representations and warranties contained in, and subject to the terms and conditions of, this Agreement, the Partnership agrees to sell the Firm Units to the several Underwriters, and each of the Underwriters, severally and not jointly, agrees to purchase the number of Firm Units set forth opposite that Underwriter’s name in Schedule I hereto. The respective purchase obligations of the Underwriters with respect to the Firm Units shall be rounded among the Underwriters to avoid fractional units, as the Representative may determine.

In addition, the Partnership grants to the Underwriters an option to purchase up to 1,875,000 Option Units. Such option is exercisable in the event that the Underwriters sell more Common Units than the number of Firm Units in the offering and as set forth in Section 4 hereof. Each Underwriter agrees, severally and not jointly, to purchase the number of Option Units (subject to such adjustments to eliminate fractional Units as the Representative may determine) that bears the same proportion to the total number of Option Units to be sold on such Delivery Date as the number of Firm Units set forth in Schedule I hereto opposite the name of such Underwriter bears to the total number of Firm Units.

The price of both the Firm Units and any Option Units purchased by the Underwriters shall be $[_._] per unit.

The Partnership shall not be obligated to deliver any of the Firm Units or Option Units to be delivered on the applicable Delivery Date, except upon payment for all such Units to be purchased on such Delivery Date as provided herein.

3. Offering of Units by the Underwriters. Upon authorization by the Representative of the release of the Firm Units, the several Underwriters propose to offer the Firm Units for sale upon the terms and conditions to be set forth in the Prospectus.

It is understood that 550,000 Firm Units (the “Directed Units”) will initially be reserved by the several Underwriters for offer and sale upon the terms and conditions to be set forth in the most recent Preliminary Prospectus and in accordance with the rules and regulations of the National Association of Securities Dealers, Inc. (the “NASD”) to employees of the General Partner and its affiliates who have heretofore delivered to Lehman Brothers Inc. offers to purchase Firm Units in form satisfactory to Lehman Brothers Inc. (such program, the “Directed Unit Program”) and that any allocation of such Firm Units among such persons will be made in accordance with timely directions received by Lehman Brothers Inc. from the Partnership; provided that under no circumstances will Lehman Brothers Inc. or any Underwriter be liable to the Partnership or to any such person for any action taken or omitted in good faith in connection with such Directed Unit Program. It is further understood that any Directed Units not affirmatively reconfirmed for purchase by any participant in the Directed Unit Program by [    ]:00 A.M., New York City time, on the [date hereof / first business day following the date hereof] or otherwise are not purchased by such persons will be offered by the Underwriters to the public upon the terms and conditions set forth in the most recent Preliminary Prospectus.

The Partnership agrees to pay all fees and disbursements incurred by the Underwriters in connection with the Directed Unit Program and any stamp duties or other taxes incurred by the Underwriters in connection with the Directed Unit Program.

4. Delivery of and Payment for the Units. Delivery of and payment for the Firm Units shall be made at 10:00 A.M., New York City time, on the [third] full business day following the date of this Agreement or at such other date or place as shall be determined by agreement between the Representative and the Partnership. This date and time are sometimes referred to as the “Initial Delivery Date.” Delivery of the Firm Units shall be made to the Representative for the account of each Underwriter against payment by the several Underwriters through the Representative and of the respective aggregate purchase prices of the Firm Units being sold by the Partnership to or upon the order of the Partnership of the purchase price by wire transfer in immediately available funds to the accounts specified by the Partnership. Time shall be of the essence, and delivery at the time and place specified pursuant to this Agreement is a further condition of the obligation of each Underwriter hereunder. The Partnership shall deliver the Firm Units through the facilities of the Depository Trust Company unless the Representative shall otherwise instruct.

The option granted in Section 2 will expire 30 days after the date of this Agreement and may be exercised in whole or from time to time in part by written notice being given to the Partnership by the Representative; provided that if such date falls on a day that is not a business day, the option granted in Section 2 will expire on the next succeeding business day. Such notice shall set forth the aggregate number of Option Units as to which the option is being exercised, the names in which the Option Units are to be registered, the denominations in which the Option Units are to be issued and the date and time, as determined by the Representative, when the Option Units are to be delivered; provided, however, that this date and time shall not be earlier than the Initial Delivery Date nor earlier than the second business day after the date on which the option shall have been exercised nor later than the fifth business day after the date on which the option shall have been exercised. Each date and time the Option Units are delivered is sometimes referred to as an “Option Unit Delivery Date,” and the Initial Delivery Date and any Option Unit Delivery Date are sometimes each referred to as a “Delivery Date.”

Delivery of the Option Units by the Partnership and payment for the Option Units by the several Underwriters through the Representative shall be made at 10:00 A.M., New York City time, on the date specified in the corresponding notice described in the preceding paragraph or at such other date or place as shall be determined by agreement between the Representative and the Partnership. On the Option Unit Delivery Date, the Partnership shall deliver or cause to be delivered the Option Units to the Representative for the account of each Underwriter against payment by the several Underwriters through the Representative and of the respective aggregate purchase prices of the Option Units being sold by the Partnership to or upon the order of the Partnership of the purchase price by wire transfer in immediately available funds to the accounts specified by the Partnership. Time shall be of the essence, and delivery at the time and place specified pursuant to this Agreement is a further condition of the obligation of each Underwriter hereunder. The Partnership shall deliver the Option Units through the facilities of Depository Trust Company unless the Representative shall otherwise instruct.

5. Further Agreements of the Alliance Parties.

(a) Each of the Alliance Parties, jointly and severally, covenants and agrees to cause the Partnership:

(i) Preparation of Prospectus and Registration Statement. To prepare the Prospectus in a form approved by the Representative and to file such Prospectus pursuant to Rule 424(b) under the Securities Act within the time period prescribed by the rule; to make no further amendment or any supplement to the Registration Statement or the Prospectus prior to the last Delivery Date except as provided herein; to advise the Representative, promptly after it receives notice thereof, of the time when any amendment or supplement to the Registration Statement or the Prospectus has been filed and to furnish the Representative with copies thereof; to advise the Representative, promptly after it receives notice thereof, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of the Prospectus or any Issuer Free Writing Prospectus, of the suspension of the qualification of the Units for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding or examination for any such purpose or of any request by the Commission for the amending or supplementing of the Registration Statement, the Prospectus or any Issuer Free Writing Prospectus or for additional information; and, in the event of the issuance of any stop order or of any order preventing or suspending the use of the Prospectus or any Issuer Free Writing Prospectus or suspending any such qualification, to use promptly its best efforts to obtain its withdrawal;

(ii) Signed Copies of Registration Statement. To furnish promptly to the Representative and to counsel for the Underwriters a signed copy of the Registration Statement as originally filed with the Commission, and each amendment thereto filed with the Commission, including all consents and exhibits filed therewith;

(iii) Copies of Documents to Underwriters. To deliver promptly to the Representative such number of the following documents as the Representative shall reasonably request: (A) conformed copies of the Registration Statement as originally filed with the Commission and each amendment thereto (in each case excluding exhibits other than this Agreement and the computation of per unit earnings), (B) each Preliminary Prospectus, the Prospectus and any amended or supplemented Prospectus and (C) each Issuer Free Writing Prospectus; and, if the delivery of a prospectus is required at any time after the date hereof in connection with the offering or sale of the Units or any other securities relating thereto and if at such time any events shall have occurred as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus is delivered, not misleading, or, if for any other reason it shall be necessary to amend or supplement the Prospectus in order to comply with the Securities Act, to notify the Representative and, upon its request, to file such document and to prepare and furnish without charge to each Underwriter and to any dealer in securities as many copies as the Representative may from time to time reasonably request of an amended or supplemented Prospectus that will correct such statement or omission or effect such compliance;

(iv) Filing of Amendment or Supplement. To file promptly with the Commission any amendment or supplement to the Registration Statement or the Prospectus that may, in the judgment of the Partnership or the Representative, be required by the Securities Act or requested by the Commission; prior to filing with the Commission any amendment or supplement to the Registration Statement or to the Prospectus, to furnish a copy thereof to the Representative and counsel for the Underwriters and obtain the consent of the Representative to the filing;

(v) Issuer Free Writing Prospectus. Not to make any offer relating to the Units that would constitute an Issuer Free Writing Prospectus without the prior written consent of the Representative; to retain in accordance with the Rules and Regulations all Issuer Free Writing Prospectuses not required to be filed pursuant to the Rules and Regulations; and if at any time after the date hereof any events shall have occurred as a result of which any Issuer Free Writing Prospectus, as then amended or supplemented, would conflict with the information in the Registration Statement, the most recent Preliminary Prospectus or the Prospectus or would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or, if for any other reason it shall be necessary to amend or supplement any Issuer Free Writing Prospectus, to notify the Representative and, upon its request, to file such document and to prepare and furnish without charge to each Underwriter as many copies as the Representative may from time to time reasonably request of an amended or supplemented Issuer Free Writing Prospectus that will correct such conflict, statement or omission or effect such compliance;

(vi) Reports to Security Holders. As soon as practicable after the Effective Date (it being understood that the Partnership shall have until at least 410 or, if the fourth quarter following the fiscal quarter that includes the Effective Date is the last fiscal quarter of the Partnership’s fiscal year, 455 days after the end of the Partnership’s current fiscal quarter), to make generally available to the Partnership’s security holders and to deliver to the Representative an earnings statement of the Partnership and its subsidiaries (which need not be audited) complying with Section 11(a) of the Securities Act and the Rules and Regulations (including, at the option of the Partnership, Rule 158);

(vii) Qualifications. Promptly from time to time to take such action as the Representative may reasonably request to qualify the Units for offering and sale under the securities laws of such jurisdictions as the Representative may request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Units; provided that in connection therewith the Partnership shall not be required to (i) qualify as a foreign limited partnership in any jurisdiction in which it would not otherwise be required to so qualify, (ii) file a general consent to service of process in any such jurisdiction or (iii) subject itself to taxation in any jurisdiction in which it would not otherwise be subject;

(viii) Lock-Up Period; Lock-Up Letters. Except as contemplated by the Purchase and Exchange Agreement and the respective dissolutions of AMH and AMH II, and except for any Family Transfer (as defined in the Lock-Up Agreements), for a period commencing on the date hereof and ending on the 180th day after the date of the Prospectus (the “Lock-Up Period”), not to, directly or indirectly, (1) offer for sale, sell or otherwise dispose of (or enter into any transaction or device that is designed to, or could be expected to, result in the disposition by any person at any time in the future of) any other Common Units or securities convertible into or exchangeable for Common Units (other than the Units and Common Units issued pursuant to employee benefit plans, option plans or other employee compensation plans existing on the date hereof), or sell or grant options, rights or warrants with respect to any Common Units or securities convertible into or exchangeable for Common Units (other than the grant of options pursuant to option plans existing on the date hereof), (2) enter into any swap or other derivatives transaction that transfers to another, in whole or in part, any of the economic benefits or risks of ownership of such Common Units, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Units or other securities, in cash or otherwise, (3) file or cause to be filed a registration statement, including any amendments, with respect to the registration of any Common Units or securities convertible, exercisable or exchangeable into Common Units or any other securities of the Partnership or (4) publicly disclose the intention to do any of the foregoing, in each case without the prior written consent of the Representative on behalf of the Underwriters, and to cause AMH, AMH II, the Management Investors, and the executive officers and directors of the General Partner, to furnish to the Representative, prior to the Initial Delivery Date, a letter or letters, substantially in the form of Exhibit A hereto (the “Lock-Up Agreements”); notwithstanding the foregoing, if (1) during the last 17 days of the Lock-Up Period, the Partnership or ARLP issues an earnings release or material news or a material event relating to the Partnership occurs or (2) prior to the expiration of the Lock-Up Period, the Partnership or ARLP announces that it will release earnings results during the 16-day period beginning on the last day of the Lock-Up Period, then the restrictions imposed in this Section 5(a)(h) shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the announcement of the material news or the occurrence of the material event, unless the Representative, on behalf of the Underwriters, waives such extension in writing;

(ix) Application of Proceeds. To apply the net proceeds from the sale of the Units being sold by the Partnership as set forth in the Prospectus; and

(x) Directed Unit Program. In connection with the Directed Unit Program, to ensure that the Directed Units will be restricted from sale, transfer, assignment, pledge or hypothecation for a period commencing on the date hereof and ending on the 90th day after the date of the Prospectus, and the Representative will notify the Partnership as to which Directed Unit Participants will need to be so restricted. At the request of the Representative, the Partnership will direct the transfer agent to place stop transfer restrictions upon such securities for such period of time.

(b) Each Underwriter severally agrees that such Underwriter shall not include any “issuer information” (as defined in Rule 433) in any “free writing prospectus” (as defined in Rule 405) used or referred to by such Underwriter without the prior consent of the Partnership (any such issuer information with respect to whose use the Partnership has given its consent, “Permitted Issuer Information”).

6. Expenses. Each of the Alliance Parties covenants and agrees, jointly and severally, whether or not the transactions contemplated by this Agreement are consummated or this Agreement is terminated, that the Partnership will pay or cause to be paid all costs, expenses, fees and taxes incident to and in connection with (a) the authorization, issuance, sale and delivery of the Units and any stamp duties or other taxes payable in that connection, and the preparation and printing of certificates for the Units; (b) the preparation, printing and filing under the Securities Act of the Registration Statement (including any exhibits thereto), any Preliminary Prospectus, the Prospectus, any Issuer Free Writing Prospectus and any amendment or supplement thereto; (c) the distribution of the Registration Statement (including any exhibits thereto), any Preliminary Prospectus, the Prospectus, any Issuer Free Writing Prospectus and any amendment or supplement thereto, all as provided in this Agreement; (d) the preparation, printing, authentication, issuance and delivery of certificates for the Units, including any stamp or transfer taxes in connection with the original issuance and sale of the Units; (e) services provided by the transfer agent or registrar; (f) the production and distribution of this Agreement, any supplemental agreement among Underwriters, and any other related documents in connection with the offering, purchase, sale and delivery of the Units; (g) any required review by the NASD of the terms of sale of the Units (including related fees and expenses of counsel to the Underwriters); (h) the inclusion of the Units in The NASDAQ National Market or any other exchange; (i) the qualification of the Units under the securities laws of the several jurisdictions as provided in Section 5(a)(vii)) and the preparation, printing and distribution of a Blue Sky Memorandum (including related fees and expenses of counsel to the Underwriters); (j) the offer and sale of the Units by the Underwriters in connection with the Directed Unit Program, including the fees and disbursements of counsel to the Underwriters related thereto, the costs and expenses of preparation, printing and distribution of the Directed Unit Program material and all stamp duties or other taxes incurred by the Underwriters in connection with the Directed Unit Program; (k) the investor presentations on any “road show” undertaken in connection with the marketing of the Units, including, without limitation, expenses associated with any electronic roadshow, travel and lodging expenses of the representatives and officers of the General Partner and half of the cost of any aircraft chartered in connection with the road show; and (m) all other costs and expenses incident to the performance of the obligations of the Partnership under this Agreement; provided that, except as provided in this Section 6 and in Section 11, the Underwriters shall pay their own costs and expenses, including the costs and expenses of their counsel, any transfer taxes on the Units which they may sell and the expenses of advertising any offering of the Units made by the Underwriters.

7. Conditions of Underwriters’ Obligations. The respective obligations of the Underwriters hereunder are subject to the accuracy, when made and on each Delivery Date, of the representations and warranties of the Alliance Parties contained herein, to the performance by the Alliance Parties of their respective obligations hereunder, and to each of the following additional terms and conditions:

(a) The Prospectus shall have been timely filed with the Commission in accordance with Section 5(a)(i); no stop order suspending the effectiveness of the Registration Statement or preventing or suspending the use of the Prospectus or any Issuer Free Writing Prospectus shall have been issued and no proceeding or examination for such purpose shall have been initiated or threatened by the Commission; and any request of the Commission for inclusion of additional information in the Registration Statement or the Prospectus or otherwise shall have been complied with.

(b) No Underwriter shall have discovered and disclosed to any of the Alliance Parties on or prior to such Delivery Date that the Registration Statement, the Prospectus or the Pricing Disclosure Package, or any amendment or supplement thereto, contains an untrue statement of a fact which, in the opinion of Baker Botts L.L.P., counsel for the Underwriters, is material or omits to state a fact which, in the opinion of such counsel, is material and is required to be stated therein or is necessary to make the statements therein not misleading.

(c) All corporate, partnership and limited liability company proceedings and other legal matters incident to the authorization, form and validity of this Agreement, the Units, the Registration Statement, the Prospectus and any Issuer Free Writing Prospectus, and all other legal matters relating to this Agreement and the transactions contemplated hereby shall be reasonably satisfactory in all material respects to counsel for the Underwriters, and the Partnership shall have furnished to such counsel all documents and information that they may reasonably request to enable them to pass upon such matters.

(d) Vinson & Elkins L.L.P. shall have furnished to the Representative its written opinion, as counsel to the Partnership, addressed to the Underwriters and dated such Delivery Date, in form and substance reasonably satisfactory to the Representative, substantially in the form attached hereto as Exhibit B-1.

(e) Thomas L. Pearson, Senior Vice President–Law and Administration, General Counsel and Secretary of the Managing Partner, shall have furnished to the Representative a written opinion addressed to the Underwriters and dated such Delivery Date, in form and substance reasonably satisfactory to the Representative, substantially in the form attached hereto as Exhibit B-2.

(f) You shall have received from Baker Botts L.L.P., counsel for the Underwriters, such opinion or opinions, dated such Delivery Date, with respect to the issuance and sale of the Units, the Registration Statement, the Prospectus and the Pricing Disclosure Package and other related matters as the Representative may reasonably require, and the Alliance Parties shall have furnished to such counsel such documents as they reasonably request for the purpose of enabling them to pass upon such matters.

(g) At the time of execution of this Agreement, the Representative shall have received from Deloitte & Touche LLP a letter or letters, in form and substance satisfactory to the Representative, addressed to the Underwriters and dated the date hereof (i) confirming that they are independent public accountants within the meaning of the Securities Act and are in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of Regulation S X of the Commission, and (ii) stating, as of the date hereof (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the most recent Preliminary Prospectus, as of a date not more than five days prior to the date hereof), the conclusions and findings of such firm with respect to the financial information and other matters ordinarily covered by accountants’ “comfort letters” to underwriters in connection with registered public offerings.

(h) With respect to the letter of Deloitte & Touche LLP referred to in the preceding paragraph and delivered to the Representative concurrently with the execution of this Agreement (the “Initial Letter”), the Partnership shall have furnished to the Representative a letter (the “Bring-down Letter”) of such accountants, addressed to the Underwriters and dated such Delivery Date (i) confirming that they are independent public accountants within the meaning of the Securities Act and are in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of Regulation S-X of the Commission, (ii) stating, as of the date of the bring-down letter (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the Prospectus, as of a date not more than three days prior to the date of the bring-down letter), the conclusions and findings of such firm with respect to the financial information and other matters covered by the initial letter and (iii) confirming in all material respects the conclusions and findings set forth in the initial letter.

(i) The Alliance Parties shall have furnished to the Representative a certificate, dated such Delivery Date, signed on behalf of the Partnership by (1) the President, Chief Executive Officer and Chairman of the Board of the General Partner and (2) the Senior Vice President and Chief Financial Officer of the General Partner, stating that:

(i) The representations, warranties and agreements of the Alliance Parties in Section 1 are true and correct on and as of such Delivery Date, and the each of the Alliance Parties has complied with all of its respective agreements contained herein and satisfied all of the respective conditions on its part to be performed or satisfied hereunder at or prior to such Delivery Date;

(ii) No stop order suspending the effectiveness of the Registration Statement has been issued; and no proceedings or examination for that purpose have been instituted or, to the knowledge of such officers, threatened; and

(iii) They have examined the Registration Statement, the Prospectus and the Pricing Disclosure Package, and nothing has come to their attention that would lead them to believe, (A) (1) the Registration Statement, as of the Effective Date, (2) the Prospectus, as of its date and on the applicable Delivery Date, or (3) the Pricing Disclosure Package, as of the Applicable Time, did or do contain any untrue statement of a material fact and did or do omit to state a material fact required to be stated therein or necessary to make the statements therein (except in the case of the Registration Statement, in the light of the circumstances under which they were made) not misleading, or (B) since the Effective Date, an event has occurred that should have been set forth in a supplement or amendment to the Registration Statement, the Prospectus or any Issuer Free Writing Prospectus that has not been so set forth;

(j) Except as described in the most recent Preliminary Prospectus, (i) none of the Alliance Parties or the Alliance MLP Parties shall have sustained, since the date of the latest audited financial statements included in the most recent Preliminary Prospectus, any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree or (ii) since such date there shall not have been any change in the capitalization or long-term debt of any of the Alliance Parties or the Alliance MLP Parties or any change, or any development involving a prospective change, in or affecting the condition (financial or otherwise), results of operations, equity, properties, management, business or prospects of the Alliance Parties and Alliance MLP Parties taken as a whole, the effect of which, in any such case described in clause (i) or (ii), is, in the judgment of the Representative, so material and adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Units being delivered on such Delivery Date on the terms and in the manner contemplated in the Prospectus.

(k) Subsequent to the execution and delivery of this Agreement there shall not have occurred any of the following: (i) trading in securities generally on the New York Stock Exchange or the American Stock Exchange or in the over-the-counter market, or trading in any securities of the Partnership on any exchange or in the over-the-counter market, shall have been suspended or materially limited or the settlement of such trading generally shall have been materially disrupted or minimum prices shall have been established on any such exchange or such market by the Commission, by such exchange or by any other regulatory body or governmental authority having jurisdiction, (ii) a banking moratorium shall have been declared by federal or state authorities, (iii) the United States shall have become engaged in hostilities, there shall have been an escalation in hostilities involving the United States or there shall have been a declaration of a national emergency or war by the United States or (iv) there shall have occurred such a material adverse change in general economic, political or financial conditions, including, without limitation, as a result of terrorist activities after the date hereof (or the effect of international conditions on the financial markets in the United States shall be such), as to make it, in the judgment of the Representative, impracticable or inadvisable to proceed with the public offering or delivery of the Units being delivered on such Delivery Date on the terms and in the manner contemplated in the Prospectus.

(l) The NASDAQ National Market, Inc. shall have approved the Units for quotation subject to official notice of issuance.

(m) The Lock-Up Agreements between the Representative and each of AMH, AMH II, the Management Investors, and the executive officers and directors of the General Partner set forth on Schedule III and, in the case of each participant in the Directed Unit Program, the lock-up agreement contained in the Directed Unit Program materials, delivered to the Representative on or before the date of this Agreement, shall be in full force and effect on such Delivery Date.

All opinions, letters, evidence and certificates mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance reasonably satisfactory to counsel for the Underwriters.

8. Indemnification and Contribution.

(a) Each of the Alliance Parties, jointly and severally, shall indemnify and hold harmless each Underwriter, its directors, officers and employees and each person, if any, who controls any Underwriter within the meaning of Section 15 of the Securities Act, from and against any loss, claim, damage or liability, joint or several, or any action in respect thereof (including, but not limited to, any loss, claim, damage, liability or action relating to purchases and sales of the Units), to which that Underwriter, director, officer, employee or controlling person may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in (A) any Preliminary Prospectus, the Registration Statement, the Prospectus or in any amendment or supplement thereto, (B) any Issuer Free Writing Prospectus or in any amendment or supplement thereto or (C) any Permitted Issuer Information used or referred to in any “free writing prospectus” (as defined in Rule 405) used or referred to by any Underwriter or (D) any “road show” (as defined in Rule 433) not constituting an Issuer Free Writing Prospectus (a “Non-Prospectus Road Show”) or (ii) the omission or alleged omission to state in any Preliminary Prospectus, the Registration Statement, the Prospectus, any Issuer Free Writing Prospectus or in any amendment or supplement thereto or in any Permitted Issuer Information or any Non-Prospectus Road Show, any material fact required to be stated therein or necessary to make the statements therein not misleading, and shall reimburse each indemnified party promptly upon demand for any legal or other expenses reasonably incurred by that Underwriter, director, officer, employee or controlling person in connection with investigating or defending or preparing to defend against any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that the Alliance Parties shall not be liable in any such case to the extent that any such loss, claim, damage, liability or action arises out of, or is based upon, any untrue statement or alleged untrue statement or omission or alleged omission made in any Preliminary Prospectus, the Registration Statement, the Prospectus, any Issuer Free Writing Prospectus or in any such amendment or supplement thereto or in any Permitted Issuer Information or any Non-Prospectus Road Show, in reliance upon and in conformity with written information concerning such Underwriter furnished to the Partnership through the Representative by or on behalf of any Underwriter specifically for inclusion therein, which information consists solely of the information specified in Section 8(e). The foregoing indemnity agreement is in addition to any liability which the Alliance Parties may otherwise have to any Underwriter or to any director, officer, employee or controlling person of that Underwriter.

(b) Each Underwriter, severally and not jointly, shall indemnify and hold harmless the Alliance Parties, their respective officers and employees, each of their respective directors and managers, and each person, if any, who controls any of the Alliance Parties within the meaning of Section 15 of the Securities Act, from and against any loss, claim, damage or liability, joint or several, or any action in respect thereof, to which any of the Alliance Parties or any such director, manager, officer, employee or controlling person may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, the Registration Statement, the Prospectus, any Issuer Free Writing Prospectus or in any amendment or supplement thereto or in any Non-Prospectus Road Show, or (ii) the omission or alleged omission to state in any Preliminary Prospectus, the Registration Statement, the Prospectus, any Issuer Free Writing Prospectus or in any amendment or supplement thereto or in any Non-Prospectus Road Show, any material fact required to be stated therein or necessary to make the statements therein not misleading, but in each case only to the extent that the untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information concerning such Underwriter furnished to the Partnership through the Representative by or on behalf of that Underwriter specifically for inclusion therein, which information is limited to the information set forth in Section (e). The foregoing indemnity agreement is in addition to any liability that any Underwriter may otherwise have to any of the Alliance Parties or any such director, manager, officer, employee or controlling person.

(c) Promptly after receipt by an indemnified party under this Section 8 of notice of any claim or the commencement of any action, the indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under this Section 8, notify the indemnifying party in writing of the claim or the commencement of that action; provided, however, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have under this Section 8 except to the extent it has been materially prejudiced by such failure and, provided, further, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have to an indemnified party otherwise than under this Section 8. If any such claim or action shall be brought against an indemnified party, and it shall notify the indemnifying party thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it wishes, jointly with any other similarly notified indemnifying party, to assume the defense thereof with counsel reasonably satisfactory to the indemnified party. After notice from the indemnifying party to the indemnified party of its election to assume the defense of such claim or action, the indemnifying party shall not be liable to the indemnified party under this Section 8 for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense thereof other than reasonable costs of investigation; provided, however, that the Representative shall have the right to employ counsel to represent jointly the Representative and those other Underwriters and their respective directors, officers, employees and controlling persons who may be subject to liability arising out of any claim in respect of which indemnity may be sought by the Underwriters against the Alliance Parties under this Section 8 if (i) the Alliance Parties and the Underwriters shall have so mutually agreed; (ii) the Alliance Parties have failed within a reasonable time to retain counsel reasonably satisfactory to the Underwriters; (iii) the Underwriters and their respective directors, officers, employees and controlling persons shall have reasonably concluded that there may be legal defenses available to them that are different from or in addition to those available to the Alliance Parties; or (iv) the named parties in any such proceeding (including any impleaded parties) include both the Underwriters or their respective directors, officers, employees or controlling persons, on the one hand, and the Alliance Parties, on the other hand, and representation of both sets of parties by the same counsel would be inappropriate due to actual or potential differing interests between them, and in any such event the fees and expenses of such separate counsel shall be paid by the Alliance Parties. No indemnifying party shall (i) without the prior written consent of the indemnified parties (which consent shall not be unreasonably withheld), settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding and does not include any findings of fact or admissions of fault or culpability as to the indemnified party, or (ii) be liable for any settlement of any such action effected without its written consent (which consent shall not be unreasonably withheld), but if settled with the consent of the indemnifying party or if there be a final judgment for the plaintiff in any such action, the indemnifying party agrees to indemnify and hold harmless any indemnified party from and against any loss or liability by reason of such settlement or judgment.

(d) If the indemnification provided for in this Section 8 shall for any reason be unavailable to or insufficient to hold harmless an indemnified party under Section (a), (b) or (f) in respect of any loss, claim, damage or liability, or any action in respect thereof, referred to therein, then each indemnifying party shall, in lieu of indemnifying such indemnified party, contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage or liability, or action in respect thereof, (i) in such proportion as shall be appropriate to reflect the relative benefits received by the Alliance Parties, on the one hand, and the Underwriters, on the other, from the offering of the Units or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Alliance Parties, on the one hand, and the Underwriters, on the other, with respect to the statements or omissions that resulted in such loss, claim, damage or liability, or action in respect thereof, as well as any other relevant equitable considerations. The relative benefits received by the Alliance Parties, on the one hand, and the Underwriters, on the other, with respect to such offering shall be deemed to be in the same proportion as the total net proceeds from the offering of the Units purchased under this Agreement (before deducting expenses) received by the Alliance Parties, as set forth in the table on the cover page of the Prospectus, on the one hand, and the total underwriting discounts and commissions received by the Underwriters with respect to the shares of the Units purchased under this Agreement, as set forth in the table on the cover page of the Prospectus, on the other hand. The relative fault shall be determined by reference to whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Alliance Parties or the Underwriters, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such statement or omission. The Alliance Parties and the Underwriters agree that it would not be just and equitable if contributions pursuant to this Section (d) were to be determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take into account the equitable considerations referred to herein. The amount paid or payable by an indemnified party as a result of the loss, claim, damage or liability, or action in respect thereof, referred to above in this Section (d) shall be deemed to include, for purposes of this Section (d), any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section (d), no Underwriter shall be required to contribute any amount in excess of the amount by which the net proceeds from the sale of the Units underwritten by it exceeds the amount of any damages that such Underwriter has otherwise paid or become liable to pay by reason of any untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations to contribute as provided in this Section 8(d) are several in proportion to their respective underwriting obligations and not joint.

(e) The Underwriters severally confirm and each of the Alliance Parties acknowledges and agrees that the statements with respect to the public offering of the Units by the Underwriters set forth on the cover page of, the statements related to release of the lockup agreements appearing under the caption “Underwriting—Lock-Up Agreements”, the sentences related to concession and reallowance figures appearing under the caption “Underwriting—Commissions and Expenses” and the statements relating to stabilization by the Underwriters appearing under the caption “Underwriting—Stabilization, Short Positions and Penalty Bids” in, the most recent Preliminary Prospectus and the Prospectus are correct and constitute the only information concerning such Underwriters furnished in writing to the Alliance Parties by or on behalf of the Underwriters specifically for inclusion in any Preliminary Prospectus, the Registration Statement, the Prospectus, any Issuer Free Writing Prospectus or in any amendment or supplement thereto or in any Marketing Materials.

(f) The Alliance Parties shall indemnify and hold harmless Lehman Brothers Inc. (including its directors, officers and employees) and each person, if any, who controls Lehman Brothers Inc. within the meaning of Section 15 of the Securities Act (“Lehman Brothers Entities”), from and against any loss, claim, damage or liability or any action in respect thereof to which any of the Lehman Brothers Entities may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, liability or action (i) arises out of, or is based upon, any untrue statement or alleged untrue statement of a material fact contained in any material prepared by or with the approval of any of the Alliance Parties for distribution to Directed Unit Participants in connection with the Directed Unit Program or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) arises out of, or is based upon, the failure of the Directed Unit Participant to pay for and accept delivery of Directed Units that the Directed Unit Participant agreed to purchase or (iii) is otherwise related to the Directed Unit Program; provided that the Alliance Parties shall not be liable under this clause (iii) for any loss, claim, damage, liability or action that is determined in a final judgment by a court of competent jurisdiction to have resulted from the gross negligence or willful misconduct of the Lehman Brothers Entities. The Alliance Parties shall reimburse the Lehman Brothers Entities promptly upon demand for any legal or other expenses reasonably incurred by them in connection with investigating or defending or preparing to defend against any such loss, claim, damage, liability or action as such expenses are incurred.

9. Defaulting Underwriters. If, on any Delivery Date, any Underwriter defaults in the performance of its obligations under this Agreement, the remaining non-defaulting Underwriters shall be obligated to purchase the Units that the defaulting Underwriter agreed but failed to purchase on such Delivery Date in the respective proportions which the number of Firm Units set forth opposite the name of each remaining non-defaulting Underwriter in Schedule I hereto bears to the total number of Firm Units set forth opposite the names of all the remaining non-defaulting Underwriters in Schedule I hereto; provided, however, that the remaining non-defaulting Underwriters shall not be obligated to purchase any of the Units on such Delivery Date if the total number of Units that the defaulting Underwriter or Underwriters agreed but failed to purchase on such date exceeds 9.09% of the total number of Units to be purchased on such Delivery Date, and any remaining non-defaulting Underwriter shall not be obligated to purchase more than 110% of the number of Units that it agreed to purchase on such Delivery Date pursuant to the terms of Section 2. If the foregoing maximums are exceeded, the remaining non-defaulting Underwriters, or those other underwriters satisfactory to the Representative who so agree, shall have the right, but shall not be obligated, to purchase, in such proportion as may be agreed upon among them, all the Units to be purchased on such Delivery Date. If the remaining Underwriters or other underwriters satisfactory to the Representative do not elect to purchase the units that the defaulting Underwriter or Underwriters agreed but failed to purchase on such Delivery Date, this Agreement (or, with respect to any Option Unit Delivery Date, the obligation of the Underwriters to purchase, and of the Partnership to sell, the Option Units) shall terminate without liability on the part of any non-defaulting Underwriter or any of the Alliance Parties, except that the Alliance Parties will continue to be liable for the payment of expenses to the extent set forth in Sections 6 and 11. As used in this Agreement, the term “Underwriter” includes, for all purposes of this Agreement unless the context requires otherwise, any party not listed in Schedule I hereto that, pursuant to this Section 9, purchases Units that a defaulting Underwriter agreed but failed to purchase.

Nothing contained herein shall relieve a defaulting Underwriter of any liability it may have to the Alliance Parties for damages caused by its default. If other Underwriters are obligated or agree to purchase the Units of a defaulting or withdrawing Underwriter, either the Representative or the Partnership may postpone the Delivery Date for up to seven full business days in order to effect any changes that in the opinion of counsel for the Partnership or counsel for the Underwriters may be necessary in the Registration Statement, the Prospectus or in any other document or arrangement.

10. Termination. The obligations of the Underwriters hereunder may be terminated by the Representative by notice given to and received by the Alliance Parties prior to delivery of and payment for the Firm Units if, prior to that time, any of the events described in Sections 7(j) or 7(k) shall have occurred or if the Underwriters shall decline to purchase the Units for any reason permitted under this Agreement.

11. Reimbursement of Underwriters’ Expenses. If (a) the Partnership shall fail to tender the Units for delivery to the Underwriters by reason of any failure, refusal or inability on the part of any of the Alliance Parties to perform any agreement on its part to be performed, or because any other condition to the Underwriters’ obligations hereunder required to be fulfilled by any of the Alliance Parties is not fulfilled for any reason or (b) the Underwriters shall decline to purchase the Units for any reason permitted under this Agreement, the Alliance Parties will reimburse the Underwriters for all reasonable out-of-pocket expenses (including fees and disbursements of counsel) incurred by the Underwriters in connection with this Agreement and the proposed purchase of the Units, and upon demand the Alliance Parties shall pay the full amount thereof to the Representative. If this Agreement is terminated pursuant to Section 10 by reason of the default of one or more Underwriters, the Alliance Parties shall not be obligated to reimburse any defaulting Underwriter on account of those expenses.

12. Research Analyst Independence. Each of the Alliance Parties acknowledges that the Underwriters’ research analysts and research departments are required to be independent from their respective investment banking divisions and are subject to certain regulations and internal policies, and that such Underwriters’ research analysts may hold views and make statements or investment recommendations or publish research reports with respect to the Partnership or the offering of the Units that differ from the views of their respective investment banking divisions. Each of the Alliance Parties hereby waives and releases, to the fullest extent permitted by law, any claims that the Alliance Parties may have against the Underwriters with respect to any conflict of interest that may arise from the fact that the views expressed by their independent research analysts and research departments may be different from or inconsistent with the views or advice communicated to the Alliance Parties by such Underwriters’ investment banking divisions. Each of the Alliance Parties acknowledges that each of the Underwriters is a full service securities firm and as such from time to time, subject to applicable securities laws, may effect transactions for its own account or the account of its customers and hold long or short positions in debt or equity securities of the companies that may be the subject of the transactions contemplated by this Agreement.

13. No Fiduciary Duty. Each of the Alliance Parties acknowledges and agrees that in connection with this offering and sale of the Units or any other services the Underwriters may be deemed to be providing hereunder, notwithstanding any preexisting relationship, advisory or otherwise, between the parties or any oral representations or assurances previously or subsequently made by the Underwriters: (i) no fiduciary or agency relationship between any of the Alliance Parties and any other person, on the one hand, and the Underwriters, on the other, exists; (ii) the Underwriters are not acting as advisors, expert or otherwise, to any of the Alliance Parties, including, without limitation, with respect to the determination of the public offering price of the Units, and such relationship between the Alliance Parties, on the one hand, and the Underwriters, on the other, is entirely and solely commercial, based on arms-length negotiations; (iii) any duties and obligations that the Underwriters may have to any of the Alliance Parties shall be limited to those duties and obligations specifically stated herein; and (iv) the Underwriters and their respective affiliates may have interests that differ from those of the Alliance Parties. Each of the Alliance Parties hereby waives any claims that any such entity may have against the Underwriters with respect to any breach of fiduciary duty in connection with this offering of Units.

14. Notices, Etc. All statements, requests, notices and agreements hereunder shall be in writing, and:

(a) if to the Underwriters, shall be delivered or sent by mail or facsimile transmission to Lehman Brothers Inc., 745 Seventh Avenue, New York, New York 10019, Attention: Syndicate Registration (Fax: 646-497-4815), with a copy, in the case of any notice pursuant to Section (c), to the Director of Litigation, Office of the General Counsel, Lehman Brothers Inc., 399 Park Avenue, 10th Floor, New York, New York 10022 (Fax: 212-520-0421);

(b) if to the Partnership, shall be delivered or sent by mail or facsimile transmission to the address of the Partnership set forth in the Registration Statement, Attention: Thomas L. Pearson (Fax: 918.295.7361);

provided, however, that any notice to an Underwriter pursuant to Section 8(c) shall be delivered or sent by mail or facsimile transmission to such Underwriter care of the Representative at the following address: [                            ]. Any such statements, requests, notices or agreements shall take effect at the time of receipt thereof. The Alliance Parties shall be entitled to act and rely upon any request, consent, notice or agreement given or made on behalf of the Underwriters by Lehman Brothers Inc.

15. Persons Entitled to Benefit of Agreement. This Agreement shall inure to the benefit of and be binding upon the Underwriters, the Alliance Parties and their respective successors. This Agreement and the terms and provisions hereof are for the sole benefit of only those persons, except that (A) the representations, warranties, indemnities and agreements of the Alliance Parties contained in this Agreement shall also be deemed to be for the benefit of the directors, officers and employees of the Underwriters and each person or persons, if any, who control any Underwriter within the meaning of Section 15 of the Securities Act and (B) the indemnity agreement of the Underwriters contained in Section (c) of this Agreement shall be deemed to be for the benefit of the directors and managers of the Alliance Parties, the officers of the Alliance Parties who have signed the Registration Statement and any person controlling the Alliance Parties within the meaning of Section 15 of the Securities Act. Nothing in this Agreement is intended or shall be construed to give any person, other than the persons referred to in this Section 15, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein.

16. Survival. The respective indemnities, representations, warranties and agreements of the Alliance Parties and the Underwriters contained in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall survive the delivery of and payment for the Units and shall remain in full force and effect, regardless of any investigation made by or on behalf of any of them or any person controlling any of them.

17. Definition of the Terms “Business Day” and “Subsidiary.” For purposes of this Agreement, (a) “business day” means each Monday, Tuesday, Wednesday, Thursday or Friday that is not a day on which banking institutions in New York are generally authorized or obligated by law or executive order to close and (b) “subsidiary” has the meaning set forth in Rule 405.

18. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

19. Counterparts. This Agreement may be executed in one or more counterparts and, if executed in more than one counterpart, the executed counterparts shall each be deemed to be an original but all such counterparts shall together constitute one and the same instrument.

20. Headings. The headings herein are inserted for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

If the foregoing correctly sets forth the agreement between Alliance Parties and the Underwriters, please indicate your acceptance in the space provided for that purpose below.

Very truly yours,

ALLIANCE HOLDINGS GP, L.P.

By:	ALLIANCE GP, LLC
its General Partner

By:
Thomas L. Pearson
Senior Vice President–Law and Administrative General Counsel

ALLIANCE HOLDINGS GP, LLC

By:
Thomas L. Pearson
Senior Vice President– Law and Administrative General Counsel

Accepted:

LEHMAN BROTHERS INC.

For itself and as Representative of the several Underwriters named in Schedule I hereto

By:
Authorized Representative

SCHEDULE I

Underwriters	Number of Firm Units
Lehman Brothers Inc.
Citigroup Global Markets Inc.
A.G. Edwards & Sons, Inc.
UBS Securities LLC
Wachovia Capital Markets, LLC
Raymond James & Associates, Inc.
RBC Capital Markets Corporation
Credit Suisse Securities (USA) LLC
Stifel Nicolaus & Company, Incorporated
Total	12,500,000

Schedule I

SCHEDULE II

Subsidiary	Jurisdiction of Formation	Foreign Qualifications
Alliance Resource Operating Partners, L.P.	Delaware
Alliance Coal, LLC	Delaware
Alliance Land, LLC	Delaware
Alliance Properties, LLC	Delaware
Alliance Service, Inc.	Delaware
Backbone Mountain, LLC	Delaware
Excel Mining, LLC	Delaware
Gibson County Coal, LLC	Delaware
Hopkins County Coal, LLC	Delaware
MC Mining, LLC	Delaware
Mettiki Coal, LLC	Delaware
Mettiki Coal (WV), LLC	Delaware
Mt. Vernon Transfer Terminal, LLC	Delaware
Penn Ridge Coal, LLC	Delaware
Pontiki Coal, LLC	Delaware
Tunnel Ridge, LLC	Delaware
Warrior Coal, LLC	Delaware
Webster County Coal, LLC	Delaware
White County Coal, LLC	Delaware

Schedule II

SCHEDULE III

PERSONS DELIVERING LOCK-UP AGREEMENTS

Directors

Executive Officers

Management Investors

Schedule III

LOCK-UP LETTER AGREEMENT

LEHMAN BROTHERS INC.

As Representative of the several

    Underwriters named in Schedule I,

c/o Lehman Brothers Inc.

745 Seventh Avenue

New York, New York 10019

Ladies and Gentlemen:

The undersigned understands that you (the “Representative”) and certain other firms (the “Underwriters”) propose to enter into an Underwriting Agreement (the “Underwriting Agreement”) providing for the purchase by the Underwriters of common units (the “Common Units”) representing limited partner interests in Alliance Holdings GP, L.P., a Delaware limited partnership (the “Partnership”), and that the Underwriters propose to reoffer the Common Units to the public (the “Offering”).

In consideration of the execution of the Underwriting Agreement by the Representative on behalf of the Underwriters, and for other good and valuable consideration, the undersigned hereby irrevocably agrees that, except as contemplated by the Purchase and Exchange Agreement (as defined in the Underwriting Agreement) and the respective dissolutions of AMH and AMH II, without the prior written consent of the Representative on behalf of the Underwriters, the undersigned will not, directly or indirectly, (1) offer for sale, sell or otherwise dispose of (or enter into any transaction or device that is designed to, or could be expected to, result in the disposition by any person at any time in the future of) any Common Units (including, without limitation, Common Units that may be deemed to be beneficially owned by the undersigned in accordance with the rules and regulations of the Securities and Exchange Commission and Common Units that may be issued upon exercise of any options or warrants) or securities convertible into or exercisable or exchangeable for Common Units, (2) enter into any swap or other derivatives transaction that transfers to another, in whole or in part, any of the economic benefits or risks of ownership of the Common Units, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Units or other securities, in cash or otherwise, (3) make any demand for or exercise any right or cause, or otherwise attempt to cause, to be filed a registration statement, including any amendments thereto, with respect to the registration of any Common Units or securities convertible into or exercisable or exchangeable for Common Units or any other securities of the Partnership or (4) publicly disclose the intention to do any of the foregoing, for a period commencing on the date hereof and ending on the 180th day after the date of the final prospectus relating to the Offering (such 180-day period, the “Lock-Up Period”). The foregoing sentence shall not apply to bona fide gifts, sales or other dispositions of Common Units, in each case that are made exclusively between and among the undersigned or the undersigned’s spouse, parent, child, grandchild, other family member or dependent or to a trust for the benefit of any such individual, or affiliates of the undersigned, including its partners (if a partnership) or members (if a limited liability company) (each a “Family Transfer”); provided that it shall be a condition to any such Family

Transfer that (i) the transferee/donee agrees to be bound by the terms of the lock-up letter agreement (including, without limitation, the restrictions set forth in the preceding sentence) to the same extent as if the transferee/donee were a party hereto, (ii) no filing by any party (donor, donee, transferor or transferee) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), shall be required or shall be voluntarily made in connection with such transfer or distribution (other than a filing on a Form 5, Schedule 13D or Schedule 13G (or 13D-A or 13G-A) made after the expiration of the 180-day period referred to above), (iii) each party (donor, donee, transferor or transferee) shall not be required by law (including without limitation the disclosure requirements of the Securities Act of 1933, as amended, and the Exchange Act) to make, and shall agree to not voluntarily make, any public announcement of the transfer or disposition, and (iv) the undersigned notifies the Representative at least two business days prior to the proposed transfer or disposition.

Notwithstanding the foregoing, if (1) during the last 17 days of the Lock-Up Period, the Partnership or ARLP issues an earnings release or material news or a material event relating to the Partnership or ARLP occurs or (2) prior to the expiration of the Lock-Up Period, the Partnership or ARLP announces that it will release earnings results during the 16-day period beginning on the last day of the Lock-Up Period, then the restrictions imposed by this Lock-Up Letter Agreement shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the announcement of the material news or the occurrence of the material event, unless the Representative waives such extension in writing. The undersigned hereby further agrees that, prior to engaging in any transaction or taking any other action that is subject to the terms of this Lock-Up Letter Agreement during the period from the date of this Lock-Up Letter Agreement to and including the 34th day following the expiration of the Lock-Up Period, it will give notice thereof to the Partnership and will not consummate such transaction or take any such action unless it has received written confirmation from the Partnership that the Lock-Up Period (as such may have been extended pursuant to this paragraph) has expired.

In furtherance of the foregoing, the Partnership and its transfer agent are hereby authorized to decline to make any transfer of securities if such transfer would constitute a violation or breach of this Lock-Up Letter Agreement.

It is understood that, if the Partnership notifies the Representative that it does not intend to proceed with the Offering, if the Underwriting Agreement does not become effective, or if the Underwriting Agreement (other than the provisions thereof which survive termination) shall terminate or be terminated prior to payment for and delivery of the Common Units, the undersigned will be released from its obligations under this Lock-Up Letter Agreement.

The undersigned understands that the Partnership and the Underwriters will proceed with the Offering in reliance on this Lock-Up Letter Agreement.

Whether or not the Offering actually occurs depends on a number of factors, including market conditions. Any Offering will only be made pursuant to an Underwriting Agreement, the terms of which are subject to negotiation between the Partnership and the Underwriters.

The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into this Lock-Up Letter Agreement and that, upon request, the undersigned will execute any additional documents necessary in connection with the enforcement hereof. Any obligations of the undersigned shall be binding upon the heirs, personal representatives, successors and assigns of the undersigned.

Very truly yours,

By:
Name:

Dated:

EXHIBIT B-1

FORM OF OPINION OF VINSON & ELKINS L.L.P.

1. Formation and Qualification. Each of the Alliance Parties, ARLP, MGP, SGP, the Intermediate Partnership and the Operating Company has been duly formed, is validly existing and in good standing as a limited partnership or limited liability company, as applicable, under the laws of the State of Delaware with full partnership or limited liability company power and authority, as the case may be, necessary to own or lease its properties currently owned or leased or to be owned or leased at each Delivery Date, if any, and to conduct its business as currently conducted or to be conducted at each Delivery Date, in each case in all material respects as described in the most recent Preliminary Prospectus, and each such entity is duly registered or qualified to do business and is in good standing as a foreign limited partnership or limited liability company, as applicable, in each jurisdiction set forth opposite its name on Annex 1 to this opinion.

2. Formation and Qualification of the Material Subsidiaries. Each of the subsidiaries listed on Annex 2 to this opinion (collectively, the “Material Subsidiaries”) has been formed in accordance with Section 18-201 of the Delaware Limited Liability Company Act and is validly existing and in good standing under the Delaware LLC Act, with all necessary limited liability company power and authority to own or lease its properties and conduct its business, in each case in all material respects as described in the most recent Preliminary Prospectus. Each Material Subsidiary is duly registered and qualified as a foreign limited liability company for the transaction of business under the laws of the states set forth opposite its name on Annex 1 to this opinion.

3. Formation and Qualification of Alliance Service, Inc. Alliance Service, Inc. has been duly incorporated and is validly existing and in good standing under the DGCL, with all necessary corporate power and authority to own or lease its properties and conduct its business, in each case in all material respects as described in the most recent Preliminary Prospectus. Alliance Service, Inc. is duly registered or qualified as a foreign corporation for the transaction of business under the laws of the states set forth opposite its name on Annex 1 to this opinion.

4. Power and Authority to Act as General Partner. The General Partner has full limited liability company power and authority to act as general partner of the Partnership in all material respects as described in the Registration Statement and Prospectus.

5. Ownership of the General Partner. C-Holdings owns 100% of the issued and outstanding membership interests in and is the sole member of the General Partner; such membership interests have been duly authorized and validly issued in accordance with the GP LLC Agreement and are fully paid (to the extent required by the GP LLC Agreement) and nonassessable (except as such nonassessability may be affected by matters described in Section 18-607 of the Delaware LLC Act); and C-Holdings owns such membership interests free and clear of all liens, encumbrances, security interests, charges or claims (i) in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming C-Holdings as debtor is on file as of a recent date in the office of the Secretary of State of the State of Delaware or (ii) otherwise known to such counsel, without independent investigation, other than those created by or arising under the Delaware LLC Act.

6. Ownership of the General Partner Interest in the Partnership. The General Partner is the sole general partner of the Partnership and has a non-economic interest in the Partnership; such general partner interest has been duly authorized and validly issued in accordance with the Partnership Agreement; and the General Partner owns such general partner interest free and clear of all liens, encumbrances, security interests, charges or claims (i) in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming the General Partner as debtor is on file as of a recent date in the office of the Secretary of State of the State of Delaware or (ii) otherwise known to such counsel, without independent investigation, other than those created by or arising under the Delaware LLC Act.

7. Ownership of the Management Units. AMH owns [7,256,904] AMH Units; AMH II owns [20,967,818] AMH II Units; and SGP owns [19,138,278] SGP Units of the Partnership. Such limited partner interests have been duly authorized and validly issued in accordance with the Partnership Agreement, and AMH, AMH II and SGP own their respective limited partner interests free and clear of all liens, encumbrances, security interests, charges or claims (i) in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming the AMH, AMH II or SGP as debtor is on file as of a recent date in the office of the Secretary of State of the State of Delaware or (ii) otherwise known to such counsel, without independent investigation, other than those created by or arising under the Delaware LLC Act.

8. Ownership of MGP by the Partnership. The Partnership is the sole member of MGP with a 100% membership interest in MGP; such membership interest has been duly authorized and validly issued in accordance with the MGP LLC Agreement and is fully paid (to the extent required by the MGP LLC Agreement) and nonassessable (except as such nonassessability may be affected by matters described in Section 18-607 of the Delaware LLC Act); and the Partnership owns such membership interest free and clear of all liens, encumbrances, security interests, charges or claims (i) in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming the Partnership as debtor is on file as of a recent date in the office of the Secretary of State of the State of Delaware or (ii) otherwise known to such counsel, without independent investigation, other than those created by or arising under the Delaware LP Act or contained in the Partnership Agreement.

9. Ownership of the General Partner Interests in ARLP. MGP and SGP are the general partners of ARLP with 0.99% and 0.01% general partner interests, respectively, in ARLP; such general partner interests have been duly authorized and validly issued in accordance with the ARLP Partnership Agreement; and MGP and SGP own such general partner interests free and clear of all liens, encumbrances, security interests, charges or claims (i) in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming MGP or SGP as debtor is on file as of a recent date in the office of the Secretary of State of the State of Delaware or (ii) otherwise known to such counsel, without independent investigation, other than those created by or arising under the Delaware LLC Act.

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10. Ownership of ARLP Common Units by the Partnership. The Partnership owns 15,550,628 ARLP common units representing a limited partner interest in ARLP; such limited partner interest has been duly authorized and validly issued in accordance with the ARLP Partnership Agreement and is fully paid (to the extent required under the ARLP Partnership Agreement) and nonassessable (except as such nonassessability may be affected by matters described in Section 17-607 of the Delaware Revised Uniform Limited Partnership Act); and the Partnership owns such limited partner interest free and clear of all liens, encumbrances, security interests, charges or claims (i) in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming the Partnership as debtor is on file as of a recent date in the office of the Secretary of State of the State of Delaware or (ii) otherwise known to such counsel, without independent investigation, other than those created by or arising under the Delaware LLC Act.

11. Ownership of the General Partner Interests in the Intermediate Partnership. MGP and SGP are the general partners of the Intermediate Partnership with 1.0001% and 0.01% general partner interests, respectively, in the Intermediate Partnership; such general partner interests have been duly authorized and validly issued in accordance with the Intermediate Partnership Agreement; and MGP and SGP own such general partner interests free and clear of all liens, encumbrances, security interests, charges or claims (i) in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming MGP or SGP as debtor is on file as of a recent date in the office of the Secretary of State of the State of Delaware or (ii) otherwise known to such counsel, without independent investigation, other than those created by or arising under the Delaware LLC Act.

12. Ownership of the Limited Partner Interests in the Intermediate Partnership. ARLP owns a 98.9899% limited partner interest in the Intermediate Partnership; such limited partner interest has been duly authorized and validly issued in accordance with the Intermediate Partnership Agreement and is fully paid (to the extent required under the Intermediate Partnership Agreement) and nonassessable (except as such nonassessability may be affected by matters described in Section 17-607 of the Delaware LP Act); and ARLP owns such limited partner interest free and clear of all liens, encumbrances, security interests, charges or claims (i) in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming ARLP as debtor is on file as of a recent date in the office of the Secretary of State of the State of Delaware or (ii) otherwise known to such counsel, without independent investigation, other than those created by or arising under the Delaware LP Act.

13. Ownership of the Managing Interest in the Operating Company. MGP is the sole manager of the Operating Company with a .001% managing interest in the Operating Company; such managing interest has been duly authorized and validly issued in accordance with the Operating Company LLC Agreement; and is fully paid (to the extent required under the Operating Company LLC Agreement) and nonassessable (except as such nonassessability may be affected by matters described in Section 18-607 of the Delaware LLC Act); and MGP owns such managing interest free and clear of all liens, encumbrances, security interests, charges or claims (i) in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming MGP as debtor is on file as of a recent date in the office of the Secretary of State of the State of Delaware or (ii) otherwise known to such counsel, without independent investigation, other than those created by or arising under the Delaware LLC Act.

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14. Ownership of the Non-Managing Interest in the Operating Company. The Intermediate Partnership owns a 99.999% non-managing interest in the Operating Company; such non-managing interest has been duly authorized and validly issued in accordance with the Operating Company LLC Agreement and is fully paid (to the extent required under the Operating Company LLC Agreement) and nonassessable (except as such nonassessability may be affected by Section 18 607 of the Delaware LLC Act); and the Intermediate Partnership owns such non-managing interest free and clear of all liens, encumbrances, security interests, charges or claims (i) in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming the Intermediate Partnership as debtor is on file as of a recent date in the office of the Secretary of State of the State of Delaware or (ii) otherwise known to such counsel, without independent investigation, other than those created by or arising under the Delaware LLC Act.

15. Ownership of the Alliance Subsidiaries. The Operating Company owns 100% of the membership interests in each of the Alliance Subsidiaries; such membership interests have been duly authorized and validly issued in accordance with the Subsidiary Organizational Agreements and are fully paid (to the extent required under the respective Subsidiary Organizational Agreements) and nonassessable (except as such nonassessability may be affected by Section 18-607 of the Delaware LLC Act); and the Operating Company owns such membership interests free and clear of all liens, encumbrances, security interests, charges or claims (i) in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming the Operating Company as debtor is on file as of a recent date in the office of the Secretary of State of the State of Delaware or (ii) otherwise known to such counsel, without independent investigation, other than those created by or arising under the Delaware LLC Act.

16. Ownership of Alliance Service, Inc. The Operating Company owns all of the outstanding capital stock of Alliance Service, Inc.; such shares of capital stock have been duly authorized and validly issued in accordance with the certificate of incorporation and bylaws of Alliance Service, Inc., as amended to date, and are fully paid and nonassessable; and the Operating Company owns such shares of capital stock, free and clear of all liens, encumbrances, security interests, charges or claims (i) in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming the Operating Company as debtor is on file as of a recent date in the office of the Secretary of State of the State of Delaware or (ii) otherwise known to such counsel, without independent investigation, other than those created by or arising under the DGCL.

17. Valid Issuance of the Units. The Units to be issued and sold by the Partnership to the Underwriters and the limited partner interests represented thereby have been duly and validly authorized by the Partnership Agreement and, when issued and delivered against payment thereof as provided in accordance with the Underwriting Agreement, will be validly issued, fully paid (to the extent required under the Partnership Agreement) and nonassessable (except as such nonassessability may be affected by Section 17-607 of the Delaware LP Act). Other than the Management Units, the Units are the only limited partner interests of the Partnership issued or outstanding.

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18. No Preemptive Rights, Registration Rights or Options. Except as identified in the most recent Preliminary Prospectus and rights that have been waived, there are no preemptive rights or other rights to subscribe for or to purchase, nor any restriction upon the voting or transfer of any equity securities of the Alliance Parties or MGP in each case pursuant to the Partnership Agreement, the GP LLC Agreement, the MGP LLC Agreement or any other agreement or instrument listed as an exhibit to the Registration Statement to which either of the Alliance Parties or the MGP is a party or by which any of them may be bound. To such counsel’s knowledge, neither the filing of the Registration Statement nor the offering, issuance or sale of the Units as contemplated by the Underwriting Agreement gives rise to any rights for or relating to the registration of any Units or other securities of the Partnership other than rights which have been waived.

19. Authority and Authorization. The Partnership has all requisite partnership power and authority to issue, sell and deliver (i) the Units, in accordance with and upon the terms and conditions set forth in the Underwriting Agreement and the Partnership Agreement, and (ii) the Management Units, in accordance with and upon the terms and conditions set forth in the Partnership Agreement and the Contribution Agreement. All corporate, partnership and limited liability company action, as the case may be, required to be taken by any of the Alliance Parties or the Alliance MLP Parties or any of their respective unitholders, members or partners for the authorization, issuance, sale and delivery of the Units and the Management Units, the execution and delivery of the Operative Agreements and the consummation of the transactions (including the Transactions) contemplated by the Underwriting Agreement and the Operative Agreements, has been validly taken.

20. Authorization, Execution and Delivery of the Underwriting Agreement. The Underwriting Agreement has been duly authorized and validly executed and delivered by each of the Alliance Parties.

21. Authorization, Execution, Delivery and Enforceability of Certain Agreements.

(a) The Transaction Documents have been duly authorized, executed and delivered by the parties thereto and are valid and legally binding agreement of the parties thereto, enforceable against such parties in accordance with its terms;

(b) The Partnership Agreement has been duly authorized, executed and delivered by the General Partner and is a valid and legally binding agreement of the General Partner, enforceable against the General Partner in accordance with its terms; and

(c) The GP LLC Agreement has been duly authorized, executed and delivered by C-Holdings and is a valid and legally binding agreement of C-Holdings, enforceable against C-Holdings in accordance with its terms;

provided that, with respect to each agreement described above, the enforceability thereof may be limited by bankruptcy, insolvency, fraudulent, transfer, reorganization, moratorium and similar laws relating to or affecting creditors’ rights generally and by general

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principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law); provided further, that the indemnity, contribution and exoneration provisions contained in any of such agreements may be limited by applicable laws and public policy.

22. Authorization, Execution and Enforceability of Certain ARLP Agreements.

(a) The MGP LLC Agreement has been duly authorized, executed and delivered by the Partnership as the sole member of MGP, and is a valid and legally binding agreement of the Partnership, enforceable against the Partnership in accordance with its terms;

(b) the ARLP Partnership Agreement has been duly authorized, executed and delivered by MGP and SGP and is a valid and legally binding agreement of MGP and SGP, enforceable against MGP and SGP in accordance with its terms;

(c) the Intermediate Partnership Agreement has been duly authorized, executed and delivered by ARLP as the limited partner and by SGP and MGP as the general partners, and is a valid and legally binding agreement of each of them, enforceable against them in accordance with its terms; and

(d) the Operating Company LLC Agreement has been duly authorized, executed and delivered by each of the Intermediate Partnership and the MGP and is a valid and legally binding agreement of each of them, enforceable against each of them in accordance with its terms;

provided that, with respect to each agreement described above, the enforceability thereof may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws relating to or affecting creditors’ rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law); provided further, that the indemnity, contribution and exoneration provisions contained in any of such agreements may be limited by applicable laws and public policy.

23. No Conflicts. Except in respect of which waivers, consents or acknowledgements have been obtained, none of the (i) offering, issuance or sale by the Partnership of the Units, (ii) the execution, delivery and performance of Agreement by the Alliance Parties and the Operative Agreements by the Alliance Parties and Alliance MLP Parties that are parties thereto or (iii) the consummation of any other transactions contemplated by the Underwriting Agreement or the Operative Agreements (including the Transactions) or the fulfillment of the terms hereof or thereof, conflict with or will conflict with, result in a breach or violation of, or a default (or an event that, with notice or lapse of time or both, would constitute such a default) under, or imposition of any lien, charge or encumbrance upon any property or assets of any of the Alliance Parties or the Alliance MLP Parties pursuant to (i) the certificate of limited partnership or agreement of limited partnership, certificate of formation or limited liability company agreement, the charter or bylaws, or any other organizational documents of any of the Alliance Parties or Alliance MLP Parties, (ii) the Operative Agreements or any other agreement filed as an exhibit to the Registration Statement; or (iii) the Delaware LP Act, the Delaware LLC Act, the Delaware General Corporation Law, the laws of the State of Texas or

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federal law, which breaches, violations, defaults or liens, in the case of clauses (ii) or (iii) would reasonably be expected to have a Material Adverse Effect, could materially impair the ability of any of the Alliance Parties or the Alliance MLP Parties to perform their obligations under the Underwriting Agreement or the Operative Agreements.

24. No Consents. No permit, consent, approval, authorization, order, registration, filing or qualification of or with any federal or Delaware Court, governmental agency or body having jurisdiction over the Alliance Parties or the Alliance MLP Parties or any of their properties is required for the offering, issuance or sale by the Partnership of the Units, the execution and delivery of, or the consummation by the Alliance Parties of the Transactions contemplated by, this Agreement except for (i) such permits, consents, approvals and similar authorizations required under the Securities Act, the Exchange Act and state securities or “Blue Sky” laws, (ii) such consents that have bee obtained, (iii) such consents that, if not obtained, would not have a Material Adverse Effect and (iv) as disclosed in the most recent Preliminary Prospectus.

25. Effectiveness of Registration Statement. The Registration Statement was declared effective under the Securities Act as of the date and time specified in such opinion, and the Prospectus was filed with the Commission pursuant to the subparagraph of Rule 424(b) of the Rules and Regulations specified in such opinion on the date specified therein. To the knowledge of such counsel, no stop order suspending the effectiveness of the Registration Statement has been issued and no proceeding or examination for such purpose has been instituted or threatened by the Commission.

26. Form of Registration Statement and Prospectus. The Registration Statement, on the Effective Date and on the applicable Delivery Date, and the Prospectus, when filed with the Commission pursuant to Rule 424(b) and on the applicable Delivery Date, were, on their face, appropriately responsive, in all material respects, to the requirements of the Securities Act and the Rules and Regulations, except that in each case such counsel need express no opinion with respect to the financial statements or other financial and statistical data contained in or omitted from the Registration Statement or the Prospectus.

27. Description of Common Units. The statements made in the Prospectus under the caption “Description of Our Common Units,” insofar as they purport to constitute summaries of the terms of the Common Units (including the Units), constitute accurate summaries of the terms of such Common Units in all material respects.

28. Descriptions and Summaries. The statements made in the Prospectus under the captions “Our Cash Distribution Policy and Restrictions on Distributions,” “Certain Relationships and Related Party Transactions,” “Conflicts of Interest and Fiduciary Duties,” “Alliance Resource Partners, L.P.’s Cash Distribution Policy,” “Description of our Partnership Agreement,” “Material Provisions of Alliance Resource Partners, L.P.’s Partnership Agreement,” and “Investment in Us by Employee Benefit Plans” insofar as they purport to constitute summaries of the terms of statutes, rules or regulations, legal and governmental proceedings or contracts and other documents, constitute accurate summaries of the terms of such statutes, rules and regulations, legal and governmental proceedings and contracts and other documents in all material respects. The description of the statutes and regulations set forth in the Prospectus

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under the caption “Business of Alliance Resource Partners, L.P.—Regulation and Laws” fairly describe in all material respects the portions of the statutes and regulations addressed thereby.

29. Tax Matters. The opinion of such counsel filed as Exhibit 8.1 to the Registration Statement is confirmed, and the Underwriters may rely upon such opinion as if it were addressed to them.

30. Investment Company. None of the Alliance Parties or Alliance MLP Parties is and, after giving effect to the offer and sale of the Units and the application of the proceeds therefrom as described under “Use of Proceeds” in the Prospectus, none of them will be, an “investment company” within the meaning of such term under the Investment Company Act, and the rules and regulations of the Commission thereunder.

31. Material Contracts. To the knowledge of such counsel, there are no contracts or other documents of a character required to be described in the Registration Statement or Prospectus or to be filed as exhibits to the Registration Statement that are not described and filed therewith as required.

In rendering such opinion, such counsel may (i) rely in respect of matters of fact upon representations of the Alliance Parties set forth in the Underwriting Agreement and upon certificates of officers and employees of the Alliance Parties and upon information obtained from public officials, (ii) assume that all documents submitted to them as originals are authentic, that all copies submitted to them conform to the originals thereof, and that the signatures on all documents examined by them are genuine, (iii) assume that the proceeds from the sale of the Units will be applied by the Partnership as described in the Prospectus, (iv) state that its opinion is limited to matters governed by the federal laws of the United States of America and the Delaware LP Act, Delaware LLC Act and the DGCL, (v) with respect to the opinions expressed as to the due qualification or registration as a foreign limited partnership or limited liability company, as the case may be, of the Alliance Parties and the Alliance MLP Parties, state that such opinions are based upon certificates of foreign qualification or registration provided by the Secretary of State of the States listed on Schedule II (each of which shall be dated as of a date not more than fourteen days prior to the Initial Delivery Date and shall be provided to you) and that such counsel is not admitted in the State of Oklahoma and (vi) state that they express no opinion with respect to (A) any permits to own or operate any real or personal property or (B) state or local taxes or tax statutes to which any of the limited partners of the Partnership or any of the Alliance Parties or Alliance MLP Parties may be subject.

In addition, such counsel shall state that they have participated in conferences with officers and other representatives of the Alliance Parties and the independent public accountants of the Partnership and your representatives, at which the contents of the Registration Statement, the Pricing Disclosure Package and the Prospectus and related matters were discussed, and although such counsel has not independently verified, is not passing upon, and is not assuming any responsibility for the accuracy, completeness or fairness of the statements contained in, the Registration Statement, the Pricing Disclosure Package and the Prospectus (except to the extent specified in the foregoing opinion), based on the foregoing, no facts have come to such counsel’s attention that lead such counsel to believe that

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(A) the Registration Statement, as of its effective date, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading,

(B) the Pricing Disclosure Package, as of the Applicable Time, contained any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, other than that the price of the Units and disclosures directly relating thereto and derived therefrom are included on the cover page of the Prospectus or under the captions “The Offering,” “Summary Historical and Pro Forma Financial and Operating Data,” “Use of Proceeds,” “Capitalization,” “Dilution,” “Our Cash Distribution Policy and Restrictions on Distributions,” “Selected Historical and Pro Forma Financial and Operating Data,” “Selling Unitholders” and “Underwriting” in the Prospectus or in the unaudited pro forma financial information included therein, or

(C) the Prospectus, as of its issue date and as of such Time of Delivery contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading;

it being understood that such counsel expresses no statement or belief in this letter with respect to (i) the financial statements and related schedules, including the notes and schedules thereto and the auditor’s report thereon, any other financial, accounting, statistical and reserve information, included or incorporated or deemed incorporated by reference in, or excluded from, the Registration Statement or the Prospectus or the Pricing Disclosure Package, and (ii) representations and warranties and other statements of fact included in the exhibits to the Registration Statement.

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EXHIBIT B-2

FORM OF OPINION OF THOMAS L. PEARSON

1. No Defaults. To the knowledge of such counsel, none of the Alliance Parties or the Alliance MLP Parties is in (i) violation of its agreement of limited partnership, limited liability company agreement, certificate or articles of incorporation or bylaws or other organizational documents, (ii) breach, default (or an event which, with notice or lapse of time or both, would constitute such an event) or violation in the performance of any obligation, agreement or condition contained in any bond, debenture, note or any other evidence of indebtedness or in any agreement, indenture, lease or other instrument to which it is a party or by which it or any of its properties may be bound, which breach, default or violation would, if continued, have a Material Adverse Effect or could materially impair the ability of any of the Alliance Parties to perform their obligations under the Underwriting Agreement, except in respect of which waiver, consents or acknowledgements (as applicable) have been obtained.

2. No Preemptive Rights. Except as identified in the most recent Preliminary Prospectus, there are no preemptive rights or other rights to subscribe for or to purchase, nor any restriction upon the voting or transfer of any equity securities of the Alliance Parties in each case pursuant to any agreement or instrument known to such counsel to which either of the Alliance Parties is a party or by which any of them may be bound, other than the Partnership Agreement or the GP LLC Agreement. To such counsel’s knowledge, except as described in the Prospectus, there are no outstanding options, warrants or other rights to purchase or exchange any Common Units of the Partnership or membership interests in the General Partner.

3. No Conflicts. Except in respect of which waiver, consents or acknowledgements (as applicable) have been obtained, none of the (i) offering, issuance or sale by the Partnership of the Units, (ii) the execution, delivery and performance of the Underwriting Agreement by the Alliance Parties and the Operative Agreements by the Alliance Parties and Alliance MLP Parties that are parties thereto or (iii) the consummation of any other transactions contemplated by the Underwriting Agreement or the Operative Agreements (including the Transactions) or the fulfillment of the terms hereof or thereof, conflict with or will conflict with, result in a breach or violation of, or a default (or an event that, with notice or lapse of time or both, would constitute such a default) under, any agreement, lease or other instrument known to such counsel to which any of the Alliance Parties or the Alliance MLP Parties is a party or by which any of them or their properties may be bound, (other than any of the Operative Agreements or any other agreement filed as an exhibit to the Registration Statement, to which such counsel is not opining), which breaches, violations, defaults or liens, in the case of clause (ii) would reasonably be expected to have a Material Adverse Effect, could materially impair the ability of any of the Alliance Parties or the Alliance MLP Parties to perform their obligations under the Underwriting Agreement or the Operative Agreements.

4. Permits. To the knowledge of such counsel, each of the Alliance Parties and Alliance MLP Parties has such Permits as are necessary under applicable law to own their properties and conduct their businesses in the manner described in the most recent Preliminary Prospectus, except for any of the foregoing that would not, in the aggregate, reasonably be expected to have a Material Adverse Effect; each of the Alliance Parties and Alliance MLP

Parties has fulfilled and performed all of its obligations with respect to the Permits, and no event has occurred that allows, or after notice or lapse of time would allow, revocation or termination thereof or results in any other impairment of the rights of the holder or any such Permits, except for any of the foregoing that could not reasonably be expected to have a Material Adverse Effect.

5. Litigation. To the knowledge of such counsel, except as described in the Prospectus, there are no legal or governmental proceedings pending to which any of the Alliance Parties or Alliance MLP Parties is a party or of which any property or assets of any of the Alliance Parties or Alliance MLP Parties is the subject that is required to be classified in the Registration Statement and which is not so classified; and to the knowledge of such counsel, no such proceedings are threatened or contemplated by governmental authorities or others.

In rendering such opinion, such counsel may (A) rely in respect of matters of fact upon representations of the Alliance Parties set forth in the Underwriting Agreement and upon certificates of officers and employees of the Alliance Parties and upon information obtained from public officials, (B) assume that all documents submitted to him as originals are authentic, that all copies submitted to him conform to the originals thereof, and that the signatures on all documents examined by him are genuine, (C) assume that the proceeds from the sale of the Units will be applied by the Partnership as described in the Prospectus and (D) state that such opinions are limited to federal laws and the laws of the State of Oklahoma.

In addition, such counsel shall state that they have participated in conferences with officers and other representatives of the Alliance Parties and the independent public accountants of the Partnership and your representatives, at which the contents of the Registration Statement, the Pricing Disclosure Package and the Prospectus and related matters were discussed, and although such counsel has not independently verified, is not passing upon, and is not assuming any responsibility for the accuracy, completeness or fairness of the statements contained in, the Registration Statement, the Pricing Disclosure Package and the Prospectus (except to the extent specified in the foregoing opinion), based on the foregoing, no facts have come to such counsel’s attention that lead such counsel to believe that

(A) the Registration Statement, as of its effective date, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading,

(B) the Pricing Disclosure Package, as of the Applicable Time, contained any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, other than that the price of the Units and disclosures directly relating thereto and derived therefrom are included on the cover page of the Prospectus or under the captions “The Offering,” “Summary Historical and Pro Forma Financial and Operating Data,” “Use of Proceeds,” “Capitalization,” “Dilution,” “Our Cash Distribution Policy and Restrictions on Distributions,” “Selected Historical and Pro Forma Financial and Operating Data,” “Selling Unitholders” and “Underwriting” in the Prospectus or in the unaudited pro forma financial information included therein, or

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(C) the Prospectus, as of its issue date and as of such Time of Delivery contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading;

it being understood that such counsel expresses no statement or belief in this letter with respect to (i) the financial statements and related schedules, including the notes and schedules thereto and the auditor’s report thereon, any other financial, accounting, statistical and reserve information, included or incorporated or deemed incorporated by reference in, or excluded from, the Registration Statement or the Prospectus or the Pricing Disclosure Package, and (ii) representations and warranties and other statements of fact included in the exhibits to the Registration Statement.

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